Filed Pursuant to Rule 424(b)(5)
Registration No. 333-270269

PROSPECTUS SUPPLEMENT dated August 19, 2024

(To Prospectus dated March 3, 2023)

Devon Energy Corporation

$1,250,000,000 5.200% Senior Notes due 2034

$1,000,000,000 5.750% Senior Notes due 2054

We are offering $1,250,000,000 principal amount of 5.200% Senior Notes due 2034 (the “2034 notes”) and $1,000,000,000 principal amount of 5.750% Senior Notes due 2054 (the “2054 notes” and, together with the 2034 notes, the “notes”).

The 2034 notes will bear interest at a rate per annum of 5.200%. We will pay interest on the 2034 notes on March 15 and September 15 of each year, beginning on March 15, 2025. The 2034 notes will mature on September 15, 2034. The 2054 notes will bear interest at a rate per annum of 5.750%. We will pay interest on the 2054 notes on March 15 and September 15 of each year, beginning on March 15, 2025. The 2054 notes will mature on September 15, 2054.

We intend to use the net proceeds of this offering, together with cash on hand and borrowings under our Term Loan Agreement (as defined below), to fund the cash consideration component of the Grayson Mill Acquisition (as defined below). This offering is not contingent on the consummation of the Grayson Mill Acquisition. If we do not complete the Grayson Mill Acquisition on or before the later of (i) the date that is five (5) business days after April 8, 2025 and (ii) the date that is five (5) business days after such date to which the outside date under the Purchase Agreement for the Grayson Mill Acquisition may be extended (such later date, the “Outside Date”), or if the Purchase Agreement for the Grayson Mill Acquisition is terminated prior to the Outside Date, we will be required to redeem all outstanding notes at a special mandatory redemption price of 101% of the aggregate principal amount thereof, plus accrued and unpaid interest from and including the date of initial issuance, or the most recent date to which interest has been paid, whichever is later, to but not including the Special Mandatory Redemption Date (as defined below). There is no escrow account for, or security interest in, the proceeds of this offering for the benefit of holders of the notes. See the “Description of the Notes — Special Mandatory Redemption” section in this prospectus supplement.

In addition, we may redeem the notes, in whole or in part, at any time at the applicable redemption prices set forth under “Description of the Notes — Optional Redemption.” The notes will be our general unsecured obligations and will rank equally in right of payment with all our existing and future unsecured and unsubordinated debt.

We do not intend to list the notes on any securities exchange.

Investing in the notes involves risks. You should carefully read the entire accompanying prospectus and this prospectus supplement, including the section titled “Risk Factors” beginning on page S-6 of this prospectus supplement and in our Annual Report on Form 10-K for the year ended December 31, 2023.

	Per 2034 Note	Total	Per 2054 Note	Total	Combined Total
Price to Public (1)	99.966%	$1,249,575,000	99.882%	$998,820,000	$2,248,395,000
Underwriting discount	0.650%	$8,125,000	0.875%	$8,750,000	$16,875,000
Proceeds, before expenses, to us (1)	99.316%	$1,241,450,000	99.007%	$990,070,000	$2,231,520,000

(1) Plus accrued interest, if any, from August 28, 2024.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these notes or determined if this prospectus supplement and the accompanying prospectus are truthful or complete. Any representation to the contrary is a criminal offense.

We expect that the notes will be delivered to investors on or about August 28, 2024 in book-entry form only through the facilities of The Depository Trust Company and its participants, including Clearstream Banking, société anonyme, and Euroclear Bank S.A./N.V.

Joint Book-Running Managers

Citigroup	BofA Securities		Truist Securities		Wells Fargo Securities

Barclays	Goldman Sachs & Co. LLC	J.P. Morgan	Morgan Stanley	RBC Capital Markets	Scotiabank	TD Securities

Senior Co-Managers

CIBC Capital Markets	PNC Capital Markets LLC	US Bancorp

Co-Managers

Loop Capital Markets	BOK Financial Securities, Inc.

The date of this prospectus supplement is August 19, 2024.

Prospectus

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ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which contains specific information about the terms of this offering. This prospectus supplement also adds and updates information contained in, or incorporated by reference into, the accompanying prospectus. The second part, the accompanying prospectus, provides more general information about us and securities we may offer from time to time, some of which may not apply to this offering. This prospectus supplement and the accompanying prospectus incorporate by reference important business and financial information about us that is not included in or delivered with this prospectus supplement. You should read both this prospectus supplement and the accompanying prospectus together with the additional information below under the heading “Where You Can Find More Information.” If there is any inconsistency between the information in this prospectus supplement and the accompanying prospectus or any document incorporated herein or therein by reference, you should rely on the information in this prospectus supplement.

We have not, and the underwriters have not, authorized any other person to provide you with different or additional information other than that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus that we have authorized for use in connection with this offering. This prospectus supplement and any accompanying prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities to which they relate, nor do this prospectus and any accompanying prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus supplement and any accompanying prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus supplement and any accompanying prospectus is delivered or securities are sold on a later date.

Unless the context otherwise indicates, the terms “Devon,” “we,” “us” and “our” in this prospectus supplement mean Devon Energy Corporation, a Delaware corporation, and its consolidated subsidiaries.

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SPECIAL NOTE ON FORWARD-LOOKING STATEMENTS

This prospectus supplement includes “forward-looking statements” as defined by the United States Securities and Exchange Commission (“SEC”). Such statements include those concerning strategic plans, our expectations and objectives for future operations, as well as other future events or conditions, and are often identified by use of the words and phrases “expects,” “believes,” “will,” “would,” “could,” “continue,” “may,” “aims,” “likely to be,” “intends,” “forecasts,” “projections,” “estimates,” “plans,” “expectations,” “targets,” “opportunities,” “potential,” “anticipates,” “outlook” and other similar terminology. All statements, other than statements of historical facts, included in this prospectus supplement that address activities, events or developments that Devon expects, believes or anticipates will or may occur in the future are forward-looking statements. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond our control. Consequently, actual future results could differ materially and adversely from our expectations due to a number of factors, including, but not limited to:

•	the volatility of oil, gas and NGL prices;

•	uncertainties inherent in estimating oil, gas and NGL reserves;

•	the extent to which we are successful in acquiring and discovering additional reserves;

•	the uncertainties, costs and risks involved in our operations;

•	risks related to our hedging activities;

•	our limited control over third parties who operate some of our oil and gas properties;

•	midstream capacity constraints and potential interruptions in production, including from limits to the build out of midstream infrastructure;

•	competition for assets, materials, people and capital;

•	regulatory restrictions, compliance costs and other risks relating to governmental regulation, including with respect to federal lands, environmental matters and seismicity;

•	climate change and risks related to regulatory, social and market efforts to address climate change;

•	governmental interventions in energy markets;

•	counterparty credit risks;

•	risks relating to our indebtedness;

•	cybersecurity risks;

•	risks relating to global pandemics;

•	the extent to which insurance covers any losses we may experience;

•	risks related to stockholder activism;

•	our ability to successfully complete mergers, acquisitions and divestitures;

•	our ability to pay dividends and make share repurchases; and

•

any of the other risks and uncertainties discussed in this prospectus supplement, our Annual Report on Form 10-K for the year ended December 31, 2023 (the “2023 Annual Report”) and our other filings with the SEC.

The forward-looking statements included in this prospectus supplement speak only as of the date hereof, represent management’s current reasonable expectations as of the date hereof and are subject to the risks and uncertainties identified above as well as those described elsewhere in this prospectus supplement and in other documents we file from time to time with the SEC. We cannot guarantee the accuracy of our forward-looking

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statements, and readers are urged to carefully review and consider the various disclosures made in this prospectus supplement and in other documents we file from time to time with the SEC. All subsequent written and oral forward-looking statements attributable to Devon, or persons acting on its behalf, are expressly qualified in their entirety by the cautionary statements above. We do not undertake, and expressly disclaim, any duty to update or revise our forward-looking statements based on new information, future events or otherwise.

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SUMMARY

This summary highlights selected information more fully described elsewhere in this prospectus supplement and the accompanying prospectus. This summary does not contain all of the information you should consider before investing in the notes. You should read this prospectus supplement, the accompanying prospectus, any free writing prospectus and the documents incorporated by reference herein and therein carefully, especially the risks of investing in the notes discussed in the “Risk Factors” section below and in the documents incorporated by reference herein.

Devon Energy Corporation

A Delaware corporation formed in 1971 and publicly held since 1988, Devon is a leading independent oil and natural gas exploration and production company whose operations are focused onshore in the United States. Our operations are currently focused in five core areas: the Delaware Basin, Eagle Ford, Anadarko Basin, Williston Basin and Powder River Basin. Our asset base is underpinned by premium acreage in the economic core of the Delaware Basin, and our diverse, top-tier resource plays provide a deep inventory of opportunities for years to come. Our principal and administrative offices are located at 333 West Sheridan Avenue, Oklahoma City, Oklahoma 73102-5015. Our telephone number at that location is (405) 235-3611.

Recent Developments

Pending Grayson Mill Acquisition

As recently announced, on July 8, 2024, we, together with one of our subsidiaries, agreed to acquire Grayson Mill Intermediate HoldCo II, LLC, a Delaware limited liability company (“GM II”), and Grayson Mill Intermediate HoldCo III, LLC, a Delaware limited liability company (together with GM II, “Grayson Mill”), whose assets comprise the Williston Basin business of Grayson Mill Energy, for (i) $3.25 billion in cash and (ii) 37,210,292 shares of Devon common stock, par value $0.10 per share (the “common stock”), in each case subject to various purchase price adjustments. We expect the acquisition of Grayson Mill (the “Grayson Mill Acquisition”) to close during the third quarter of 2024, subject to certain closing conditions.

The Grayson Mill Acquisition is expected to efficiently expand our oil production and operating scale in the Williston Basin, where Grayson Mill operates approximately 307,000 net acres. During the three-month period ended March 31, 2024, Grayson Mill’s total production volume from the Williston Basin was approximately 108,000 barrels of oil equivalent per day, 55% of which consisted of oil.

We intend to use the net proceeds of this offering to finance a portion of the cash consideration component of the Grayson Mill Acquisition. However, this offering is not contingent on the consummation of that acquisition. For additional information, see “Use of Proceeds.” Nevertheless, if we do not complete the Grayson Mill Acquisition on or before the Outside Date, or if the Purchase Agreement for the Grayson Mill Acquisition is terminated prior to such date, we will be required to redeem all outstanding notes at a special mandatory redemption price of 101% of the aggregate principal amount thereof, plus accrued and unpaid interest from and including the date of initial issuance, or the most recent date to which interest has been paid, whichever is later, to but not including the Special Mandatory Redemption Date. See the “Description of the Notes — Special Mandatory Redemption” section in this prospectus supplement.

Delayed Draw Term Loans

On August 12, 2024, the Company, each lender from time to time party thereto (the “Lenders”) and Bank of America, N.A., as administrative agent, entered into that certain Delayed Draw Term Loan Credit Agreement

(the “Term Loan Agreement”), pursuant to which, among other things, the Lenders agreed to extend credit to the Company in the form of delayed draw term loans in an aggregate principal amount not in excess of $2,000,000,000, including (x) a 364-day delayed draw term loan tranche in an aggregate principal amount not in excess of $500,000,000 and (y) a two-year delayed draw term loan tranche in an aggregate principal amount not in excess of $1,500,000,000. The Company will use the proceeds of the Term Loan Agreement to fund a portion of the purchase price of the Grayson Mill Acquisition.

The Offering

Issuer	Devon Energy Corporation.

Securities Offered	$1,250 million aggregate principal amount of 5.200% Senior Notes due 2034.

$1,000 million aggregate principal amount of 5.750% Senior Notes due 2054.

Maturity Date	The 2034 notes will mature on September 15, 2034.

The 2054 notes will mature on September 15, 2054.

Interest Rate	The 2034 notes will bear interest at the rate of 5.200% per annum.

The 2054 notes will bear interest at the rate of 5.750% per annum.

Interest Payment Dates	Interest on the notes will be paid semi-annually in arrears on March 15 and September 15 of each year, commencing on March 15, 2025.

Optional Redemption	Prior to June 15, 2034 (three months prior to the maturity date of the 2034 notes) with respect to the 2034 notes (the “2034 Notes Par Call Date”) and prior to March 15, 2054 (six months prior to the maturity date of the 2054 notes) with respect to the 2054 notes (the “2054 Notes Par Call Date” and, together with the 2034 Notes Par Call Date, each a “Par Call Date”), we may redeem such notes at our option, in whole or in part, at any time and from time to time, at the applicable “make-whole” redemption price, plus accrued and unpaid interest on the principal amount of the applicable series of notes being redeemed to, but not including, the redemption date.

On or after the 2034 Notes Par Call Date, in the case of the 2034 notes, and the 2054 Notes Par Call Date, in the case of the 2054 notes, as applicable, we may redeem such series of notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the notes being redeemed, plus accrued and unpaid interest to, but not including, the redemption date.

See the “Description of the Notes — Optional Redemption.”

Special Mandatory Redemption	If we do not complete the Grayson Mill Acquisition on or before the Outside Date, or if the Purchase Agreement for the Grayson Mill Acquisition is terminated prior to such date, we will be required to redeem all outstanding notes at a special mandatory redemption price of 101% of the aggregate principal amount thereof, plus accrued and unpaid interest from and including the date of initial issuance, or the most recent date to which interest has been paid, whichever is later, to but not including the Special Mandatory Redemption Date. See the “Description of the Notes — Special Mandatory Redemption” section in this prospectus supplement.

Ranking	The notes will be general unsecured obligations of Devon and will rank equally with all of Devon’s other unsecured and unsubordinated debt obligations from time to time outstanding.

The notes will be effectively subordinated to any existing and future debt of Devon’s subsidiaries. As of June 30, 2024, Devon had total consolidated indebtedness of approximately $6.1 billion and Devon’s subsidiaries had approximately $0.1 billion of indebtedness to which the notes would be effectively subordinated.

Further Issues	Devon may, at any time and from time to time, without notice to or consent of the holders, issue additional debt securities of the same maturity, coupon and other terms of either series of notes (except, as applicable, for the issue date, the issue price, the initial interest payment date and corresponding record date and the date from which interest thereon will begin to accrue). Any such additional notes, together with the notes of such series, will constitute a single series of notes of such series under the indenture; provided, that any such additional notes of a series that are not fungible with the notes of such series for U.S. federal income tax purposes will have a separate CUSIP, ISIN and/or other identifying number, if applicable, than the notes of such series.

Certain Covenants	The indentures governing the notes will contain covenants that limit the ability of Devon and its subsidiaries to incur liens and limit the ability of Devon to consolidate, merge or sell or lease its assets substantially as an entirety. These covenants are subject to important exceptions and qualifications, which are described in the “Description of the Notes” section of this prospectus supplement.

Use of Proceeds	We expect to receive aggregate net proceeds of approximately $2,225.52 million from the sale of the notes to the underwriters after deducting the underwriting discounts and other offering expenses payable by us. We intend to use the net proceeds of this offering, together with cash on hand and/or borrowings under the Term Loan Agreement, to finance the cash consideration component of the Grayson Mill Acquisition and to pay related fees and expenses. We expect to use any remainder for general corporate purposes.

There can be no assurance that we will complete the Grayson Mill Acquisition on the terms described herein or at all. If we do not complete the Grayson Mill Acquisition on or before the Outside Date, or if the Purchase Agreement for the Grayson Mill Acquisition is terminated prior to such date, we will be required to redeem all outstanding notes at a special mandatory redemption price of 101% of the aggregate principal amount thereof, plus accrued and unpaid interest from and including the date of initial issuance, or the most recent date to which interest has been paid, whichever is later, to but not including the Special Mandatory Redemption Date. See the “Description of the Notes — Special Mandatory Redemption” section in this prospectus supplement.

Governing Law	The notes and the indentures will be governed by the laws of the State of New York.

Trustee, Registrar and Paying Agent	U.S. Bank Trust Company, National Association.

Material United States Federal Income Tax Considerations	You should consult your own tax advisors as to the particular tax consequences to you of the ownership and disposition of the notes, including with respect to the applicability and effect of any U.S. federal, state, local or non-U.S. income tax laws or any tax treaty, and any changes (or proposed changes) in tax laws or interpretations thereof. See the “Material United States Federal Income Tax Considerations” section in this prospectus supplement.

Risk Factors	See the “Risk Factors” section in this prospectus supplement and other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of the factors you should carefully consider before deciding to invest in the notes.

RISK FACTORS

An investment in the notes is subject to risk. Before you decide to invest in the notes, you should carefully consider the specific factors discussed below, together with all the other information contained in this prospectus supplement, the accompanying prospectus as well as the documents incorporated by reference herein or therein. For further discussion of the risks, uncertainties and assumptions relating to our business, please see the discussion under the captions “Risk Factors” and “Information Regarding Forward-Looking Statements” included in our 2023 Annual Report, as updated by annual, quarterly and other reports and documents that we file with the SEC, which are incorporated by reference in this prospectus supplement and the accompanying prospectus.

Completion of the Grayson Mill Acquisition is subject to conditions, including certain conditions that may not be satisfied or completed on a timely basis or at all.

Completion of the Grayson Mill Acquisition is subject to a number of conditions, including, among other things, the termination or expiration of the applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976. Such conditions, some of which are beyond our control, may not be satisfied or waived in a timely manner or at all and therefore make the completion and timing of the completion of the Grayson Mill Acquisition uncertain. In addition, the parties to the Purchase Agreement (as defined below) have certain termination rights, which if exercised, will also result in the Grayson Mill Acquisition not being consummated.

If the Grayson Mill Acquisition is not completed, our ongoing business may be adversely affected and, without realizing any of the benefits of having completed the Grayson Mill Acquisition, we will be subject to a number of risks, including:

•

subject to limited exceptions, we will be required to pay our costs relating to the Grayson Mill Acquisition, such as legal, accounting and financial advisory, whether or not the transactions are completed;

•	time and resources committed by our management to matters relating to the Grayson Mill Acquisition could otherwise have been devoted to pursuing other beneficial opportunities; and

•	the market price of our securities could decline to the extent that the current market price reflects a market assumption that the Grayson Mill Acquisition will be completed.

In addition to the above risks, if the Purchase Agreement is terminated and our board of director seeks another acquisition, our investors cannot be certain that we will be able to find a party willing to enter into a transaction as attractive to us as the Grayson Mill Acquisition.

If we do not complete the Grayson Mill Acquisition on or prior to the Outside Date or if we notify the trustee that we will not pursue the consummation of the Grayson Mill Acquisition, we will be required to redeem the notes of each series then outstanding and may not have or be able to obtain all the funds necessary to redeem such notes. In addition, if we are required to redeem such notes, you may not obtain your expected return on the redeemed notes.

Our ability to consummate the Grayson Mill Acquisition is subject to various closing conditions, many of which are beyond our control, and we may not be able to consummate the Grayson Mill Acquisition within the timeframe specified in “Description of the Notes — Special Mandatory Redemption” or at all. The Grayson Mill Acquisition is subject to conditions, including certain conditions that may not be satisfied or completed on a timely basis or at all.

If we do not complete the Grayson Mill Acquisition on or before the Outside Date, or if the Purchase Agreement for the Grayson Mill Acquisition is terminated prior to such date, we will be required to redeem all outstanding notes at a special mandatory redemption price of 101% of the aggregate principal amount thereof, plus accrued and unpaid interest from and including the date of initial issuance, or the most recent date to which interest has been paid, whichever is later, to but not including the Special Mandatory Redemption Date. See the “Description of the Notes — Special Mandatory Redemption” section in this prospectus supplement. However, there is no escrow account or security interest for the benefit of the noteholders, and it is possible that we will not have sufficient financial resources available to satisfy our obligations to redeem the notes required to be redeemed in connection with the special mandatory redemption. In addition, even if we are able to redeem such notes pursuant to the provisions relating to the special mandatory redemption, you may not obtain your expected return on the notes to be redeemed in connection therewith and may not be able to reinvest the proceeds from the special mandatory redemption in an investment that results in a comparable return.

The Purchase Agreement for the Grayson Mill Acquisition may be amended or modified without your consent.

Between the time of the issuance of the notes and the consummation of the Grayson Mill Acquisition, the parties to the Purchase Agreement or other related transaction documents may agree to modify or waive the terms or conditions of such documents without consent from the holders of the notes. The terms of the notes will not preclude the parties to the Purchase Agreement from making certain changes to the terms of the Grayson Mill Acquisition or from waiving certain conditions to the Grayson Mill Acquisition that may adversely affect your investment in the notes. Accordingly, the Purchase Agreement may be amended or waived in a manner that is adverse to the interests of the holders of the notes, including an extension of the outside date under the Purchase Agreement beyond April 8, 2025, a change in the purchase price, or a change to the structure of the Grayson Mill Acquisition.

The notes do not restrict our ability to incur additional debt or prohibit us from taking other actions that could negatively impact holders of the notes.

We are not restricted under the terms of the notes or the indentures governing the notes from incurring additional debt and other obligations, including debt and other obligations that rank equal in right of payment with the notes. Although the indentures limit our ability to issue secured debt without also securing the notes and to consolidate with or merge into, or convey or otherwise transfer or lease our properties and assets substantially as an entirety to, any person, these limitations are subject to a number of exceptions. See “Description of Debt Securities — Covenants” in the accompanying prospectus.

Our ability to service our debt, including the notes, will be dependent upon the earnings of our subsidiaries and the distribution of those earnings to us. The notes are effectively subordinated to any existing and future debt of our subsidiaries.

The notes are obligations exclusively of Devon. Our operations are conducted almost entirely through our subsidiaries. Accordingly, our cash flow and our consequent ability to service our debt, including the notes, are dependent upon the earnings of our subsidiaries and the distribution of those earnings to us, whether by dividends, loans or otherwise. The payment of dividends and the making of loans and advances to us and our right to receive assets of any of our subsidiaries upon their liquidation or reorganization, and the consequent right of the holders of the notes to participate in those assets, will be effectively subordinated to the claims of that subsidiary’s creditors, including trade creditors, except to the extent that we are recognized as a creditor of such subsidiary, in which case our claims would still be subordinate to any liens on the assets of such subsidiary and any indebtedness of such subsidiary senior to ours. As of June 30, 2024, we had total consolidated indebtedness of approximately $6.1 billion, none of which was secured, and our subsidiaries had approximately $0.1 billion of indebtedness to which the notes would be effectively subordinated.

At certain times we may redeem all or a portion of the notes at our option at a redemption price equal to 100% of the principal amount of such notes, plus accrued and unpaid interest to, but not including, the redemption date, which may adversely affect your return.

As described under “Description of the Notes — Optional Redemption,” at certain times we have the right to redeem the notes, in whole or in part, at our option at a redemption price equal to 100% of the principal amount of such notes, plus accrued and unpaid interest to, but not including, the redemption date. We may choose to exercise this redemption right when prevailing interest rates are relatively low. As a result, you generally will not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as that of the notes.

An active trading market for the notes may not develop.

Each series of notes is a new issue of securities with no established trading market, and we do not intend to list them on any securities exchange or automated quotation system. As a result, an active trading market for the notes may not develop, or if one does develop, it may not be sustained. If an active trading market fails to develop or cannot be sustained, you may not be able to resell your notes at their fair market value or at all.

USE OF PROCEEDS

The net proceeds of this offering, after discounts and expenses, are estimated to be approximately $2,225,520,000. We intend to use the net proceeds of this offering to finance a portion of the cash consideration component of the Grayson Mill Acquisition and to pay related fees and expenses. We expect to use any remainder for general corporate purposes. The net proceeds may be invested temporarily in short-term marketable securities until they are used for their stated purpose.

This offering is not conditioned on the consummation of the Grayson Mill Acquisition, and the Grayson Mill Acquisition is not conditioned on the consummation of this offering, and there can be no assurance that we will consummate the Grayson Mill Acquisition on the terms described herein or at all. If we do not complete the Grayson Mill Acquisition on or before the Outside Date, or if the Purchase Agreement for the Grayson Mill Acquisition is terminated prior to such date, we will be required to redeem all outstanding notes at a special mandatory redemption price of 101% of the aggregate principal amount thereof, plus accrued and unpaid interest from and including the date of initial issuance, or the most recent date to which interest has been paid, whichever is later, to but not including the Special Mandatory Redemption Date. See the “Description of the Notes — Special Mandatory Redemption” section in this prospectus supplement.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and our capitalization as of June 30, 2024:

•	on a historical basis; and

•	on an as adjusted basis to give effect to this offering.

This table does not reflect (i) the payment of $3.25 billion (subject to certain purchase price adjustments) of cash consideration in connection with the Grayson Mill Acquisition, including any borrowings under the Term Loan Agreement or use of proceeds from this offering to fund such cash consideration, or (ii) the issuance of 37,210,292 shares of our common stock (subject to certain purchase price adjustments) as equity consideration in connection with the Grayson Mill Acquisition. This table should be read in conjunction with the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections and the consolidated financial statements and notes thereto included in our 2023 Annual Report and other filings with the SEC, which are incorporated by reference in this prospectus supplement, and the “Use of Proceeds” section in this prospectus supplement.

	As of June 30, 2024
(in millions)	Historical	As Adjusted
Cash and cash equivalents(1)	$1,169	$3,394

Debt:
5.25% notes due September 15, 2024	472	472
5.85% notes due December 15, 2025	485	485
7.50% notes due September 15, 2027	73	73
5.25% notes due October 15, 2027	390	390
5.875% notes due June 15, 2028	325	325
4.50% notes due January 15, 2030	585	585
7.875% notes due September 30, 2031	675	675
7.95% notes due April 15, 2032	366	366
5.60% notes due July 15, 2041	1,250	1,250
4.75% notes due May 15, 2042	750	750
5.00% notes due June 15, 2045	750	750
2034 notes offered hereby	—	1,250
2054 notes offered hereby	—	1,000
Net premium on debentures and notes(1)	49	47
Debt issuance costs(1)	(30)	(53)

Total debt	$6,140	$8,365

Stockholders’ equity:
Common stock, $0.10 par value; authorized 1.0 billion shares; issued 628 million shares	$63	$63
Additional paid-in capital	5,478	5,478
Retained earnings	7,132	7,132
Accumulated other comprehensive loss	(122)	(122)

Total common stockholders’ equity attributable to Devon	12,551	12,551
Noncontrolling interests	178	178

Total equity	$12,729	$12,729

Total capitalization	$18,869	$21,094

(1)	Reflects impact of underwriting discount, issuance discount and estimated expenses for this offering, as applicable.

DESCRIPTION OF THE NOTES

The following description of the particular terms of the notes (which constitute new series of, and are referred to in the accompanying prospectus as, the “debt securities”), supplements and, to the extent inconsistent therewith, replaces the description of the general terms and provisions of the debt securities set forth in the accompanying prospectus.

We will issue (i) the 2034 notes under a base indenture to be entered into between us and U.S. Bank Trust Company, National Association, as trustee (the “trustee”), and dated as of the closing date of this offering (the “base indenture”), as supplemented by a first supplemental indenture to be entered into between us and the trustee with respect to the 2034 notes and dated as of the closing date of this offering (together with the base indenture, the “2034 Notes Indenture”) and (ii) the 2054 notes under the base indenture, as supplemented by a second supplemental indenture to be entered into between us and the trustee with respect to the 2054 notes and dated as of the closing date of this offering (together with the base indenture, the “2054 Notes Indenture”). In this prospectus supplement, we refer to the 2034 Notes Indenture, the 2054 Notes Indenture, or both of them, as the context may require, as the “indentures.” The terms of the notes include those set forth in the indentures and those made a part of the indentures by reference to the Trust Indenture Act of 1939, as amended.

The following description is a summary of the material provisions of the notes and the indentures. It does not restate the indentures in their entirety. We urge you to read the indentures because they, and not this description, define your rights as a holder of the applicable series of notes. Copies of the indentures are available upon request from us or the trustee.

References to “us,” “we,” “our,” “ours” or “Devon” in this section of the prospectus supplement are to Devon Energy Corporation and not its subsidiaries.

General

The 2034 notes will:

•	accrue interest at the rate of 5.200% per year;

•	be initially limited to $1,250,000,000 aggregate principal amount;

•	be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof; and

•	mature on September 15, 2034.

The 2054 notes will:

•	accrue interest at the rate of 5.750% per year;

•	be initially limited to $1,000,000,000 aggregate principal amount;

•	be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof; and

•	mature on September 15, 2054.

There is no limit on the aggregate principal amount of notes that we may issue. Also, we reserve the right, from time to time, in compliance with the terms of each indenture and without the consent of any holders of any of the applicable series of notes, to reopen such series of notes by issuing additional notes of such series. Any such additional notes of a series would have terms identical to the outstanding notes of such series (except the date of issuance, the price to public, the date interest begins to accrue and, in certain circumstances, the first interest payment date), so that such additional notes of a series shall be consolidated with, form a single series with, and increase the aggregate principal amount of, such series of notes; provided that if the additional notes of a series are not fungible with the outstanding notes of such series for United States federal income tax purposes, the additional notes will have a separate CUSIP number, ISIN and/or other identifying number, if applicable, than the notes of such series.

If any maturity date or redemption date falls on a day that is not a business day, the payment will be made on the next business day with the same force and effect as if made on the relevant maturity date or redemption date. Unless we default on a payment, no interest will accrue for the period from and after the applicable maturity date or redemption date.

Subject to the exceptions, and subject to compliance with the applicable requirements, set forth in each indenture, we may discharge our obligations under the indentures with respect to the applicable series of notes as described under “Description of Debt Securities — Defeasance” in the accompanying prospectus.

The notes will be our general unsecured obligations and will rank equally in right of payment with all our other existing and future unsecured and unsubordinated debt.

Interest on the Notes

Interest on the notes will accrue from and including August 28, 2024 or from and including the most recent interest payment date to which interest has been paid or provided for. We will make interest payments on the notes semi-annually on March 15 and September 15 of each year, with the first interest payment being made on March 15, 2025. We will make interest payments to the person in whose name the notes are registered at the close of business on the next preceding March 1 or September 1, as applicable (in each case, whether or not a business day). Unless we default on an interest payment, no interest will accrue for the period from and after the applicable interest payment date.

If the interest payment date is not a business day at the relevant place of payment, payment of interest will be made on the next day that is a business day at such place of payment. For the purposes of the notes, “business day” means any day that is not a Saturday or Sunday and that is not a day on which banking institutions are generally authorized or obligated by law to close in The City of New York and, for any place of payment outside of The City of New York, in such place of payment. Interest on the notes will be computed on the basis of a 360-day year consisting of twelve 30-day months.

Payment and Transfer

The notes will be issued in the form of one or more permanent global securities as described in the accompanying prospectus under “Description of Debt Securities — Global Securities” and registered in the name of a nominee of The Depository Trust Company, as depositary for the notes, and its participants, including Clearstream Banking, société anonyme, and Euroclear Bank S.A./N.V. See “Book-Entry Securities” in the accompanying prospectus. Beneficial interests in notes in global form will be shown on, and transfers of interest in notes in global form will be made only through, records maintained by the depositary and its participants.

Notes in definitive form, if any, may be registered, exchanged or transferred at the office or agency maintained by us for such purpose (which initially will be the corporate trust office of the trustee located at 13737 Noel Road, 8th Floor, Dallas, TX 75240, Attention: Devon Energy Corporation Administrator). Payment of principal of, premium, if any, and interest on notes in global form registered in the name of or held by the depositary or its nominee will be made in immediately available funds to the depositary or its nominee, as the case may be, as the registered holder of such global security. If any of the notes are no longer represented by global securities, all payments on such notes will be made at the corporate trust office of the trustee; however, any payment of interest on such notes may be made, at our option, by check mailed directly to registered holders at their registered addresses.

No service charge will be made for any registration of transfer or exchange of notes, but we may require payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection therewith. We are not required to transfer or exchange any note selected for redemption or any other note for a period of 15 days before any mailing of notice of notes to be redeemed.

Optional Redemption

Prior to June 15, 2034 (three months prior to the maturity date of the 2034 notes) with respect to the 2034 notes (the “2034 Notes Par Call Date”) and prior to March 15, 2054 (six months prior to the maturity date of the 2054 notes) with respect to the 2054 notes (the “2054 Notes Par Call Date” and, together with the 2034 Notes Par Call Date, each a “Par Call Date”), we may redeem such notes at our option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of the principal amount and rounded to three decimal places) equal to the greater of:

•

(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming, for this purpose, that such notes mature on the applicable Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 25 basis points, in the case of the 2034 notes and 25 basis points, in the case of the 2054 notes, as applicable, less (b) interest accrued to the date of redemption, and;

•	100% of the principal amount of the notes of the applicable series to be redeemed,

plus, in either case, accrued and unpaid interest to, but not including, the redemption date.

On or after the 2034 Notes Par Call Date, in the case of the 2034 notes, and the 2054 Notes Par Call Date, in the case of the 2054 notes, as applicable, we may redeem such series of notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the notes being redeemed, plus accrued and unpaid interest to, but not including, the redemption date.

Our actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.

Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 10 days but not more than 60 days before the redemption date to each holder of the applicable series of notes to be redeemed.

In the case of a partial redemption, selection of the applicable series of notes for redemption will be made, if such series of notes are in the form of one or more global securities, in accordance with the procedures of The Depository Trust Company (or another depositary) or, if such series of notes are not in the form of one or more global securities, by lot. No notes of any series of a principal amount of $2,000 or less will be redeemed in part. If any note of a series is to be redeemed in part only, the notice of redemption that relates to such note will state the portion of the principal amount of the applicable note to be redeemed. A new note of any series in a principal amount equal to the unredeemed portion of the applicable note will be issued in the name of the holder of such note upon surrender for cancellation of such original note. For so long as any series of notes are registered in the name of The Depository Trust Company (or another depositary) or such depositary’s nominee, the redemption of such series of notes shall be done in accordance with the policies and procedures of the depositary.

Unless we default in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the applicable series of notes or portions thereof called for redemption.

Special Mandatory Redemption

We intend to use the net proceeds from this offering to finance a portion of the purchase price for the proposed Grayson Mill Acquisition. See “Recent Developments — Pending Grayson Mill Acquisition” and “Use

of Proceeds.” The closing of this offering is expected to occur before completion of the proposed Grayson Mill Acquisition. If, for any reason, (x) the Grayson Mill Acquisition is not completed by the parties to the Purchase Agreement on or before the later of (i) the date that is five (5) business days after April 8, 2025 and (ii) the date that is five (5) business days after such date to which we may agree to extend the outside date under the Purchase Agreement, any such extension to be set forth in an officer’s certificate delivered to the trustee prior to the close of business on the date that is five (5) business days after April 8, 2025 or such other extended outside date as shall then be applicable (such later date, the “Outside Date”), or (y) the Purchase Agreement is terminated prior to the Outside Date, then we will be required to redeem all outstanding notes on the fifteenth business day following the earlier to occur of (a) the Outside Date and (b) the date, if any, the Purchase Agreement is terminated (the earlier to occur being, the “Special Mandatory Redemption Date”).

If we are required to redeem the notes according to the special mandatory redemption, the notes will be redeemed at a special mandatory redemption price equal to 101% of the principal amount of the notes then outstanding to be redeemed, plus accrued and unpaid interest from and including the date of initial issuance, or the most recent date to which interest has been paid, whichever is later, to but not including the Special Mandatory Redemption Date (the “special mandatory redemption price”). Notice of a special mandatory redemption will be mailed or electronically delivered according to the procedures of the Depository Trust Company by us (with a copy to the trustee) promptly, and in any event not more than five business days after the occurrence of the event triggering such special mandatory redemption to each holder at such holder’s registered address, in accordance with the indentures. If funds sufficient to pay the special mandatory redemption price of all of the notes to be redeemed on the Special Mandatory Redemption Date are deposited with a paying agent or the trustee on or before such Special Mandatory Redemption Date, then on and after such Special Mandatory Redemption Date, the notes will cease to bear interest and, other than the right to receive the special mandatory redemption price, all rights under such notes will terminate.

There is no escrow account for or security interest in the proceeds of this offering for the benefit of holders of the notes in the event the special mandatory redemption is triggered.

Notwithstanding anything to the contrary, the Purchase Agreement may be amended and the form of the Grayson Mill Acquisition may be modified at any time, in each case, without the consent of any holder of the notes. See “Risk Factors — The Purchase Agreement for the Grayson Mill Acquisition may be amended or modified without your consent.”

No Sinking Fund

We are not required to make mandatory redemption or sinking fund payments with respect to the notes.

Covenants

The covenant limiting our ability to incur liens described in the accompanying prospectus under the heading “Description of Debt Securities — Covenants” and the restrictions on consolidation, merger or sale of assets described in the accompanying prospectus under the heading “Description of Debt Securities — Consolidation, Merger and Sale of Assets” will apply to the notes. Each indenture does not otherwise limit the amount of indebtedness or other obligations that we may incur and does not give you the right to require us to repurchase your notes upon a change of control.

In addition, each indenture provides that the covenant limiting our ability to incur liens, the restrictions on consolidation, merger or sale of assets and certain other non-monetary covenants included in such indenture may be waived or modified by holders representing at least a majority of all debt securities, including the notes, outstanding at any one time under such indenture, and that, following an “Event of Default” arising from a breach of any of these provisions, the trustee or holders of not less than 25% in principal amount of all debt securities, including the notes, outstanding under the indenture to which these provisions are applicable may accelerate the maturity of the debt securities under such indenture.

Events of Default

In addition to the “Events of Default” described in the accompanying prospectus under the heading “Description of Debt Securities — Events of Default,” it shall constitute an “Event of Default” under each indenture in respect of the applicable series of notes if we default in the payment of any principal of our Funded Debt (as defined in the accompanying prospectus) outstanding in an aggregate principal amount in excess of $100 million at the stated final maturity thereof or the occurrence of any other default the effect of which is to cause the stated final maturity of this Funded Debt to be accelerated, and if:

•	the default in payment is not cured within 60 days after written notice of the default from the trustee or holders of at least 25% in principal amount of the outstanding series of notes; or

•

the acceleration is not rescinded or annulled or the default that caused the acceleration is not cured within 60 days after written notice of the default from the trustee or holders of at least 25% in principal amount of the outstanding series of notes.

Definitions

“Grayson Mill Acquisition” means the acquisition by the Purchaser of all the issued and outstanding securities of the Subject Companies from Sellers pursuant to the Purchase Agreement.

“Purchase Agreement” means that certain securities purchase agreement, dated as of July 8, 2024, by and among Devon, WPX Energy Williston, LLC, a Delaware limited liability company and a wholly owned subsidiary of Devon (“Purchaser”), Grayson Mill Holdings II, LLC, a Delaware limited liability company (“GM II Seller”), Grayson Mill Holdings III, LLC, a Delaware limited liability company (together with GM II Seller, “Sellers”), Grayson Mill Intermediate HoldCo II, LLC, a Delaware limited liability company (“GM II Subject Company”) and Grayson Mill Intermediate HoldCo III, LLC, a Delaware limited liability company (together with GM II Subject Company, the “Subject Companies”).

“Restricted Subsidiary” means any of our Subsidiaries: (1) a substantial portion of the property of which is located, or a substantial portion of the business of which is carried on, within the United States, Canada or Offshore; (2) that owns or leases under a capital lease any Principal Property; and (3) that has a Stockholders’ Equity exceeding 5% of Consolidated Net Tangible Assets.

“Treasury Rate” means with respect to any redemption date, the yield determined by us in accordance with the following two paragraphs.

The Treasury Rate shall be determined by us after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, we shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the applicable Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the applicable Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third business day preceding the redemption date H.15 TCM is no longer published, we shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the relevant Par Call Date, as applicable. If there is no United States Treasury security maturing on the applicable Par Call Date, but there are two or more United States Treasury securities with a maturity date equally distant from the applicable Par Call Date, one with a maturity date preceding such Par Call Date, and one with a maturity date following such Par Call Date, we shall select the United States Treasury security with a maturity date preceding the applicable Par Call Date. If there are two or more United States Treasury securities maturing on the applicable Par Call Date, or two or more United States Treasury securities meeting the criteria of the preceding sentence, we shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of the principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

Concerning the Trustee

U.S. Bank Trust Company, National Association, is the trustee under the indentures and has been appointed by us as security registrar and paying agent with regard to the notes.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following discussion is a summary of material U.S. federal income tax consequences for U.S. Holders and Non-U.S. Holders (each as defined below and collectively referred to as “Holders”) of the purchase, ownership and disposition of the notes issued pursuant to this offering but does not purport to be a complete analysis of all potential U.S. federal income tax effects. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local or non-U.S. tax laws are not discussed. This discussion is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), Treasury Department regulations (the “Treasury Regulations”) promulgated thereunder, judicial decisions and published rulings and administrative pronouncements of the IRS, in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied, possibly with retroactive effect, in a manner that could adversely affect a Holder. We have not sought and will not seek any opinion of counsel or rulings from the Internal Revenue Service (“IRS”) regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the U.S. federal income tax consequences of the purchase, ownership and disposition of the notes.

This discussion is limited to Holders who hold the notes as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). In addition, this discussion is limited to persons purchasing the notes for cash at original issue and at their original “issue price” within the meaning of Section 1273 of the Code (i.e., the first price at which a substantial amount of the notes is sold to the public for cash). This discussion does not address all U.S. federal income tax consequences relevant to a Holder’s particular circumstances, including the impact of the Medicare contribution tax on net investment income. In addition, it does not address consequences relevant to Holders subject to special rules, including, without limitation:

•	former citizens or long-term residents of the United States;

•	persons subject to the alternative minimum tax;

•	persons subject to the base erosion and anti-abuse tax;

•	U.S. Holders whose functional currency is not the U.S. dollar;

•	persons holding the notes as part of a hedge, straddle, or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

•	banks, insurance companies and other financial institutions;

•	real estate investment trusts, regulated investment companies, or mutual funds;

•	brokers, dealers or traders in securities;

•	“controlled foreign corporations,” “passive foreign investment companies” and corporations that accumulate earnings to avoid U.S. federal income tax;

•	S corporations and investors in S corporations;

•	entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);

•	tax-exempt entities or governmental organizations;

•	retirement plans, individual retirement accounts or other tax-deferred accounts; and

•	persons subject to special tax accounting rules as a result of any item of gross income with respect to the notes being taken into account in an applicable financial statement.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds the notes, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships holding the notes and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.

THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. PROSPECTIVE INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE NOTES ARISING UNDER OTHER U.S. FEDERAL TAX LAWS (INCLUDING ESTATE AND GIFT TAX LAWS), THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR ANY APPLICABLE TAX TREATY.

Certain Potential Payments

Under certain circumstances, we may pay amounts in excess of the stated interest and principal payable on the notes. Although not free from doubt, we intend to take the position that the likelihood that we will elect or be required to make such payments is remote as of the issue date of the notes and therefore that these provisions do not cause the notes to be treated as “contingent payment debt instruments” within the meaning of the applicable Treasury Regulations. Our position that the contingencies described above are remote is binding on a Holder unless such Holder discloses a contrary position in the manner that is required by the applicable Treasury Regulations. Our position is not, however, binding on the IRS.

It is possible that the IRS might take a different position from those described above, in which case, if such position is sustained, a Holder might be required to accrue ordinary income at a higher rate than the stated interest rate and to treat as ordinary income rather than capital gain part or all of the gain realized on the taxable disposition of the notes. The remainder of this discussion assumes that the notes will not be treated as contingent payment debt instruments. Holders should consult their tax advisors regarding the possible application of the contingent payment debt instrument rules to the notes.

Tax Consequences Applicable to U.S. Holders

Definition of a U.S. Holder

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of notes that, for U.S. federal income tax purposes, is:

•	an individual who is a citizen or resident of the United States;

•

a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•

a trust (i) if a court within the United States is able to exercise primary supervision over its administration and one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) have the authority to control all substantial decisions of such trust or (ii) that has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

Payments of Stated Interest

Stated interest on a note generally will be taxable to a U.S. Holder as ordinary income at the time such interest is received or accrued, in accordance with such U.S. Holder’s method of tax accounting for U.S. federal income tax purposes.

Original Issue Discount

It is expected that the notes will be issued without original issue discount (“OID”) for U.S. federal income tax purposes. If, however, a note’s “stated redemption price at maturity” (as described below) exceeds its “issue price” (as defined above) by more than a de minimis amount, U.S. Holders generally would be required to accrue the excess amount of OID in income, as described below.

The stated redemption price at maturity of a note is the total of all payments to be made under the note other than “qualified stated interest.” Qualified stated interest, generally, is stated interest that is unconditionally payable in cash or property (other than debt instruments of the issuer) at least annually at a single fixed rate or at certain floating rates. The stated interest on the notes is expected to qualify as qualified stated interest, and therefore the stated redemption price at maturity of the notes is expected to be equal to the principal amount of the notes. The amount of OID on a note will be considered de minimis and generally ignored if it is less than 0.25 percent (or 1⁄4 of 1 percent) of the stated redemption price at maturity of the note (which, as discussed above, is expected to be its principal amount), multiplied by the number of complete years from the issue date of the note to the maturity date of the note.

If a note is issued with OID that is not de minimis, then:

•	A U.S. Holder must generally include the total amount of OID in gross income as ordinary income over the life of the note;

•

A U.S. Holder must include OID in income as it accrues, even if such U.S. Holder uses the cash method of accounting for U.S. federal income tax purposes. This means U.S. Holders are required to include OID in income and pay tax on that income, generally before receiving cash that corresponds to that income; and

•

OID accrues on the note on a “constant yield” basis, which takes into account the compounding of interest. Under this method, a U.S. Holder generally will be required to include in income increasing amounts of OID in successive accrual periods.

A U.S. Holder may elect to treat all interest (including stated interest) on a note that is issued with OID as OID and calculate the amount includible in gross income under the constant yield method described above. This election is made for the taxable year in which the U.S. Holder acquired the note and may not be revoked without the consent of the IRS.

The rules regarding OID are complex. Accordingly, in the event the notes are treated as issued with more than a de minimis amount of OID for U.S. federal income tax purposes, U.S. Holders participating in this offering should consult their tax advisors regarding the application of the OID rules described above to their particular circumstances.

Sale or Other Taxable Disposition

A U.S. Holder will recognize gain or loss on the sale, exchange, redemption, retirement or other taxable disposition of a note. The amount of such gain or loss will generally equal the difference, if any, between (i) the amount received for the note in cash or other property valued at fair market value (less amounts attributable to any accrued but unpaid interest, which will be taxable as ordinary interest income to the extent not previously included in income) and (ii) the U.S. Holder’s adjusted tax basis in the note. A U.S. Holder’s adjusted tax basis in a note generally will be equal to the amount the U.S. Holder paid for the note, increased by any accrued OID previously included in the U.S. Holder’s income with respect to the note. Any such gain or loss recognized on the taxable disposition of a note will be treated as capital gain or loss, and will be long-term capital gain or loss if the U.S. Holder has held the note for more than one year at the time of the sale or other taxable disposition. Otherwise, such gain or loss will be short-term capital gain or loss. Net long-term capital gains recognized by certain non-corporate U.S. Holders, including individuals, generally are currently taxable at a preferential rate. The deductibility of capital losses is subject to limitations.

Information Reporting and Backup Withholding

A U.S. Holder generally will be subject to information reporting, and may be subject to backup withholding, when such U.S. Holder receives payments of stated interest on a note, accrues OID on a note or receives proceeds from the sale or other taxable disposition of a note (including a redemption or retirement of a note). Certain U.S. Holders are exempt from information reporting and backup withholding, including corporations and certain tax-exempt organizations if they establish their exempt status when required. A U.S. Holder will be subject to backup withholding at the applicable rate if such U.S. Holder is not otherwise exempt and:

•	the U.S. Holder fails to furnish the U.S. Holder’s taxpayer identification number, which for an individual is ordinarily his or her social security number;

•	the U.S. Holder furnishes an incorrect taxpayer identification number;

•	the applicable withholding agent is notified by the IRS that the U.S. Holder is subject to backup withholding because it previously failed to properly report payments of interest or dividends; or

•

the U.S. Holder fails to certify under penalties of perjury (typically by providing a properly completed IRS Form W-9) that the U.S. Holder has furnished a correct taxpayer identification number and that the IRS has not notified the U.S. Holder that the U.S. Holder is subject to backup withholding.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS. U.S. Holders should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.

Tax Consequences Applicable to Non-U.S. Holders

Definition of a Non-U.S. Holder

For purposes of this discussion, the term “Non-U.S. Holder” means a beneficial owner of a note that is not a U.S. Holder nor an entity or arrangement treated as a partnership for U.S. federal income tax purposes.

Payments of Interest and Accrual of OID

Subject to the below discussions of backup withholding and FATCA (as defined below), interest (including, for purposes of this discussion of Non-U.S. Holders, both interest and OID, the amount of which is described above under “Tax Consequences Applicable to U.S. Holders—Original Issue Discount”) paid or accrued on a note to a Non-U.S. Holder that is not effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (or, if an income tax treaty applies, that is not attributable to a permanent establishment or a fixed base maintained by the Non-U.S. Holder within the United States) generally will not be subject to U.S. federal income tax or withholding tax, provided that:

•	the Non-U.S. Holder does not, actually or constructively, own 10% or more of our stock;

•	the Non-U.S. Holder is not a “controlled foreign corporation” related to us within the meaning of the Code through actual or constructive stock ownership; and

•

either (i) the Non-U.S. Holder certifies in a statement provided to the applicable withholding agent under penalties of perjury that it is not a United States person and provides its name and address (generally on an IRS Form W-8BEN or W-8BEN-E, as applicable); (ii) a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business and holds the note on behalf of the Non-U.S. Holder certifies to the applicable withholding agent under penalties of perjury that it, or the financial institution between it and the Non-U.S. Holder, has received from the Non-U.S. Holder a statement under penalties of perjury that such Non-U.S. Holder is not a United States person and provides a copy of such statement to the applicable withholding agent; or (iii) the Non-U.S. Holder holds its note directly through a “qualified intermediary” (within the meaning of applicable Treasury Regulations) and certain conditions are satisfied.

If a Non-U.S. Holder does not satisfy the requirements above, interest paid on a note to such Non-U.S. Holder that is not effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (or, if an income tax treaty applies, that is not attributable to a permanent establishment or a fixed base maintained by the Non-U.S. Holder within the United States) will generally be subject to a U.S. federal withholding tax of 30% (or such lower rate specified by an applicable income tax treaty). To claim a reduction in or an exemption from such withholding tax on such interest as a result of an applicable income tax treaty, the Non-U.S. Holder must provide the applicable withholding agent with a properly executed IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) properly claiming an applicable reduction in or exemption from withholding tax under the benefit of an income tax treaty between the United States and the country in which the Non-U.S. Holder resides or is established.

If interest paid to a Non-U.S. Holder is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment or a fixed base in the United States to which such interest is attributable), the Non-U.S. Holder will be exempt from the U.S. federal withholding tax described above. To claim the exemption, the Non-U.S. Holder must furnish to the applicable withholding agent a valid IRS Form W-8ECI, certifying that interest paid on a note is not subject to withholding tax because it is effectively connected with the conduct by the Non-U.S. Holder of a trade or business within the United States.

Any such effectively connected interest generally will be subject to U.S. federal income tax at the regular graduated rates in the same manner as if the Non-U.S. Holder were a U.S. Holder, unless an applicable income tax treaty provides for an exemption. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected earnings and profits attributable to such interest, as adjusted for certain items.

The certifications described above must be provided to the applicable withholding agent prior to the payment of interest and must be updated periodically. Non-U.S. Holders that do not timely provide the applicable withholding agent with the required certification, but that qualify for a reduced rate under an applicable income tax treaty, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. Holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.

Sale or Other Taxable Disposition

Subject to the discussion of backup withholding below, a Non-U.S. Holder will not be subject to U.S. federal income or withholding tax on any gain realized upon the sale, exchange, redemption, retirement or other taxable disposition of a note (which amount excludes any amount allocable to accrued and unpaid interest, which generally will be treated as interest and subject to the rules discussed above in “—Payments of Interest and Accrual of OID”) unless:

•

the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment or a fixed base in the United States to which such gain is attributable); or

•	the Non-U.S. Holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met.

Unless an applicable income tax treaty provides otherwise, gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular graduated rates in the same manner as if the Non-U.S. Holder were a U.S. Holder. A Non-U.S. Holder that is treated as a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on effectively connected earnings and profits, as adjusted for certain items.

Gain described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty), which may be offset by U.S.-source capital losses of the Non-U.S. Holder (even though the individual is not considered a resident of the United States), provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses. The deductibility of U.S.-source capital losses is subject to limitations.

Non-U.S. Holders should consult their tax advisors regarding any applicable income tax treaties that may provide for different rules.

Backup Withholding and Information Reporting

Payments or accruals of interest on a note to a Non-U.S. Holder generally will not be subject to backup withholding, provided the applicable withholding agent does not have actual knowledge or reason to know the Non-U.S. Holder is a United States person and the Non-U.S. Holder certifies its non-U.S. status as described above under “—Payments of Interest and Accrual of OID.” However, information returns are required to be filed with the IRS in connection with any interest paid (or deemed paid) to the Non-U.S. Holder, regardless of whether any tax was actually withheld. In addition, proceeds of the sale or other taxable disposition of a note (including a retirement or redemption of the note) by a Non-U.S. Holder within the United States or conducted through certain U.S.-related brokers generally will not be subject to backup withholding or information reporting, if the applicable withholding agent receives the certification described in the first sentence of this paragraph and does not have actual knowledge or reason to know that such Non-U.S. Holder is a United States person or the Non-U.S. Holder otherwise establishes an exemption. Proceeds of a disposition of a note paid outside the United States by a Non-U.S. Holder and conducted through a non-U.S. office of a non-U.S. broker without specified connections to the United States generally will not be subject to backup withholding or information reporting.

Copies of information returns that are filed with the IRS may also be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides or is established.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS. Non-U.S. Holders should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.

Additional Withholding Tax on Payments Made to Foreign Accounts

Withholding taxes may be imposed under Sections 1471 to 1474 of the Code (such sections commonly referred to as the Foreign Account Tax Compliance Act, or “FATCA”) on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities (whether such institutions or other entities are the beneficial owner or an intermediary). Specifically, a 30% withholding tax may be imposed on “withholdable payments” (as defined in the Code), including payments of interest (including any OID) on a note paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless (i) the foreign financial institution undertakes certain diligence and reporting obligations, (ii) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (iii) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (i) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States-owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.

While withholdable payments would have originally included payments of gross proceeds from the sale or other disposition of a note, proposed Treasury Regulations provide that such payments of gross proceeds (other than amounts treated as interest) do not constitute withholdable payments. Taxpayers generally may rely on these proposed Treasury Regulations until they are revoked or final Treasury Regulations are issued.

Prospective investors should consult their tax advisors regarding the potential application of withholding under FATCA to their investment in the notes, including any reporting requirements.

UNDERWRITING

We are selling the notes to the underwriters named in the table below pursuant to an underwriting agreement dated as of the date of this prospectus supplement. We have agreed to sell to each of the underwriters, and each of the underwriters has severally agreed to purchase, the principal amount of notes set forth opposite that underwriter’s name in the table below:

Underwriter	Principal Amount of $1,250,000,000 5.200% Senior Notes Due 2034	Principal Amount of $1,000,000,000 5.750% Senior Notes Due 2054
Citigroup Global Markets Inc.	$221,875,000	$177,500,000
BofA Securities, Inc.	221,875,000	177,500,000
Truist Securities, Inc.	112,500,000	90,000,000
Wells Fargo Securities, LLC	112,500,000	90,000,000
Barclays Capital Inc.	62,500,000	50,000,000
Goldman Sachs & Co. LLC	62,500,000	50,000,000
J.P. Morgan Securities LLC	62,500,000	50,000,000
Morgan Stanley & Co. LLC	62,500,000	50,000,000
RBC Capital Markets, LLC	62,500,000	50,000,000
Scotia Capital (USA) Inc.	62,500,000	50,000,000
TD Securities (USA) LLC	62,500,000	50,000,000
CIBC World Markets Corp.	37,500,000	30,000,000
PNC Capital Markets LLC	37,500,000	30,000,000
U.S. Bancorp Investments, Inc.	37,500,000	30,000,000
Loop Capital Markets LLC	18,750,000	15,000,000
BOK Financial Securities, Inc.	12,500,000	10,000,000

Total	$1,250,000,000	$1,000,000,000

Under the terms and conditions of the underwriting agreement, the underwriters must buy all of the notes if they buy any of them. The underwriting agreement provides that the obligations of the underwriters pursuant thereto are subject to certain conditions. In the event of a default by an underwriter, the underwriting agreement provides that, in certain circumstances, the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated. The underwriters will sell the notes to the public when and if the underwriters buy the notes from us. The offering of the notes by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.

Each series of notes is a new issue of securities with no established trading market. We do not intend to apply for listing of the notes on any national securities exchange. We have been advised by the underwriters that the underwriters intend to make a market in the notes but are not obligated to do so and may stop their market- making at any time without providing any notice. Liquidity of the trading market for the notes cannot be assured. If an active public trading market for the notes does not develop, the market price and liquidity of the notes may be adversely affected.

The notes sold by the underwriters to the public will initially be offered at the applicable public offering price set forth on the cover of this prospectus supplement. Any notes sold by the underwriters to securities dealers may be sold at a discount from the initial public offering price of up to 0.400% of the principal amount of the notes for the 2034 notes and up to 0.525% of the principal amount of the notes for the 2054 notes. Any such securities dealers may resell any notes purchased from the underwriters to certain other brokers or dealers at a discount from the initial public offering price of up to 0.250% of the principal amount of the 2034 notes and

0.350% of the principal amount of the 2054 notes. If all of the notes are not sold at the initial offering price, the underwriters may change the offering price and other selling terms.

	Per 2034 Note	Per 2054 Note	Total
Price to Public	99.966%	99.882%	$2,248,395,000
Underwriting discount	0.650%	0.875%	$16,875,000
Proceeds, before expenses, to us	99.316%	99.007%	$2,231,520,000

We estimate that our expenses in connection with the sale of the notes, other than the underwriting discounts, will be approximately $6,000,000.

In order to facilitate the offering of the notes, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the prices of the notes. Specifically, the underwriters may over-allot in connection with the offering, creating a short position in the notes for their own accounts. In addition, to cover short positions or to stabilize the price of the notes, the underwriters may bid for, and purchase, the notes in the open market. Finally, the underwriters may reclaim selling concessions allowed to a particular underwriter or dealer for distributing the notes in the offering if the underwriter or dealer repurchases previously distributed notes in transactions to cover short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the notes above independent market levels. The underwriters are not required to engage in these activities and may end any of these activities at any time. These transactions may be effected in the over-the-counter market or otherwise.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased shares sold by or for the account of such underwriter in stabilizing or short covering transactions.

We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

Other Relationships

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain of the underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for Devon, for which they may receive customary fees and expenses. In particular, affiliates of the underwriters are parties to and lenders under our term loan and revolving credit facilities. Our term loan and revolving credit facilities were negotiated on an arm’s length basis and contain customary terms pursuant to which the lenders receive customary fees. Additionally, U.S. Bancorp Investments, Inc., one of the underwriters, is an affiliate of the trustee, registrar and paying agent.

In the ordinary course of their various business activities, the underwriters and their respective affiliates have made or held, and may in the future make or hold, a broad array of investments including serving as counterparties to certain derivative and hedging arrangements, and may have actively traded, and, in the future may actively trade, debt and equity securities (or related derivative securities), and financial instruments (including bank loans) for their own account and for the accounts of their customers and may have in the past and at any time in the future hold long and short positions in such securities and instruments. Such investment and securities activities may have involved, and in the future may involve, securities and instruments of our company. Certain of the underwriters or their affiliates that have a lending relationship with us routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Extended Settlement

We expect that delivery of the notes will be made against payment for the notes on or about the settlement date set forth on the front cover of this prospectus supplement, which will be the seventh business day following the date of this prospectus supplement (this settlement cycle being referred to as “T+7”). Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in one business day, unless the parties to that trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes on any date prior to the business day before delivery will be required to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement and should consult their own advisors.

Selling Restrictions

Canada

The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Prohibition of Sales to European Economic Area Retail Investors

Each underwriter has represented and agreed that it has not offered, sold or otherwise made available and will not offer, sell, or otherwise make available any notes to any retail investor in the European Economic Area (“EEA”). For these purposes,

(a) a retail investor means a person who is one (or more) of:

(i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or

(ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

(iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”); and

(b) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes.

Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation. This prospectus supplement has been prepared on the basis that any offer of the notes in any Member State of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of the notes. This prospectus supplement is not a prospectus for the purposes of the Prospectus Regulation.

Prohibition of Sales to United Kingdom Retail Investors

The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (the “UK”). For these purposes, a retail investor means a person who is one (or more) of: (a) (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (as amended, “EUWA”); (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended, “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the EUWA (the “UK Prospectus Regulation”); and (b) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes. Consequently, no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.

This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of notes in the UK will be made pursuant to an exemption under the UK Prospectus Regulation from the requirement to publish a prospectus for offers of notes. This prospectus supplement and the accompanying prospectus are not a prospectus for the purposes of the UK Prospectus Regulation.

United Kingdom

Each underwriter has represented and agreed that: (a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the notes in circumstances in which Section 21(1) of the FSMA does not apply to the issuer; and (b) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the UK.

This prospectus supplement and the accompanying prospectus are only being distributed to, and are only directed at, persons who are outside the UK, or if in the UK, persons that are qualified investors within the meaning of Article 2(e) of the UK Prospectus Regulation and that are also (1) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (2) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (each such person being referred to as a “Relevant Person”). This prospectus supplement and the accompanying prospectus and their contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the UK. The notes are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such notes will be engaged in only with, a Relevant Person. Any person in the UK that is not a Relevant Person should not act or rely on this prospectus supplement and/or the accompanying prospectus or any of their contents.

Hong Kong

The notes have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document other than (i) to “professional investors” as defined in the Securities and Futures Ordinance (Cap.571 of the Laws of Hong Kong) (the “SFO”) and any rules made under the SFO, or (ii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap.32 of the Laws of Hong Kong) (the “C(WUMP)O”) or which do not constitute an offer to the public within the meaning of the C(WUMP)O.

No advertisement, invitation or document relating to the notes has been or will be issued, or has been or will be in the possession of any person for the purposes of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made under the SFO.

Singapore

This prospectus supplement and the accompanying prospectus have not been and will not be registered as a prospectus with the Monetary Authority of Singapore (“MAS”) under the Securities and Futures Act, Chapter 289 of Singapore (as modified or amended from time to time, the “Securities and Futures Act”). Accordingly, the notes have not been and will not be offered or sold or made the subject of an invitation for subscription or purchase, and this prospectus supplement and the accompanying prospectus and any other document or material in connection with the offer or sale or invitation for subscription or purchase of the notes have not been and will not be circulated or distributed, whether directly or indirectly, to any person in Singapore other than (a) to an institutional investor (as defined in the Securities and Futures Act) pursuant to Section 274 of the Securities and Futures Act, (b) to a relevant person pursuant to Section 275(1) of the Securities and Futures Act or to any person pursuant to Section 275(1A) of the Securities and Futures Act, and in accordance with the conditions specified in Section 275 of the Securities and Futures Act, or (c) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the Securities and Futures Act, in each case subject to compliance with conditions set forth in the Securities and Futures Act.

Where the notes are subscribed or purchased under Section 275 of the Securities and Futures Act by a relevant person which is: (a) a corporation (which is not an accredited investor (as defined in Section 4A of the Securities and Futures Act)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an accredited investor, securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the Securities and Futures Act) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six (6) months after that corporation or that trust has acquired the notes pursuant to an offer under Section 275 of the Securities and Futures Act except: (i) to an institutional investor under Section 274 of the Securities and Futures Act or to a relevant person or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(c)(ii) of the Securities and Futures Act; or (ii) where no consideration is or will be given for the transfer; or (iii) where the transfer is by operation of law; or (iv) pursuant to Section 276(7) of the Securities and Futures Act; or (v) as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018 of Singapore.

In connection with Section 309B of the Securities and Futures Act and the Securities and Futures (Capital Markets Products) Regulations 2018 of Singapore (the “CMP Regulations 2018”), the Company has determined, and hereby notifies all persons (including all relevant persons (as defined in Section 309A(1) of the SFA)), unless otherwise specified before an offer of the notes, that the notes are classified as “prescribed capital markets products” (as defined in the CMP Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Japan

The notes offered by this prospectus supplement and the accompanying prospectus have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended (the “FIEA”)). The notes offered by this prospectus supplement and the accompanying prospectus have not been directly or indirectly offered or sold, and will not be directly or indirectly offered or sold in Japan or to, or for the benefit of, any resident of Japan (as defined under Item 5, Paragraph 1, Article 6 of the Foreign Exchange and Foreign Trade Act (Act No. 228 of 1949, as amended)), or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the benefit of, a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEA and any other applicable laws, regulations and ministerial guidelines of Japan.

LEGAL MATTERS

The validity of the notes will be passed upon for us by Kirkland & Ellis LLP of Houston, Texas. Davis Polk & Wardwell LLP of New York, New York will pass on certain legal matters on behalf of the underwriters.

EXPERTS

The consolidated financial statements of Devon Energy Corporation as of December 31, 2023 and 2022, and for each of the years in the three-year period ended December 31, 2023, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2023, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

Certain information with respect to Devon’s oil and gas reserves derived from the report of DeGolyer and MacNaughton, independent consulting petroleum engineers, has been incorporated by reference herein and in the registration statement upon the authority of said firm as experts with respect to matters covered by such report and in giving such report. The reserve audit conducted by DeGolyer and MacNaughton, in the aggregate represented 90% of our estimated proved quantities of reserves as of December 31, 2023. We have incorporated these estimates in reliance on the authority of such firm as experts in such matters.

WHERE YOU CAN FIND MORE INFORMATION

As described in the accompanying prospectus under the caption “Where You Can Find More Information,” we have incorporated and may incorporate by reference into this prospectus supplement and the accompanying prospectus certain documents that we have filed or may file with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including the following:

1.

Our Annual Report on Form 10-K for the year ended December  31, 2023, including the information specifically incorporated by reference therein from our Definitive Proxy Statement on Schedule 14A, filed on April 25, 2024.

2.	Our Quarterly Reports on Form 10-Q for each of the quarterly periods ended March 31, 2024 and June 30, 2024.

3.	Our Current Reports on Form 8-K filed on January 23, 2024, June 6, 2024, July 8, 2024 and August 12, 2024.

4.

All documents filed by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and before termination of the offering of securities hereby.

However, no document that we have “furnished” or may in the future “furnish” to the Securities and Exchange Commission pursuant to the Exchange Act shall be incorporated by reference into the accompanying prospectus or this prospectus supplement.

PROSPECTUS

Devon Energy Corporation

COMMON STOCK, PREFERRED STOCK, DEPOSITARY SHARES, WARRANTS, DEBT SECURITIES, STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

We may offer and sell the securities listed above from time to time in one or more classes or series and in amounts, at prices and on terms that we will determine at the time of the offering.

This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. We will provide specific terms of the securities to be sold and the methods by which we will sell them in one or more supplements to this prospectus. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and any supplement carefully before you invest. This prospectus may not be used to offer or sell securities without a prospectus supplement describing the methods and terms of the offering.

We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis through a public offering or negotiated purchases. The prospectus supplement for each offering will describe in detail the plan of distribution for that offering and will set forth the names of any underwriters, dealers or agents involved in the offering and any applicable fees, commissions or discount arrangements.

Our common stock, par value $0.10 per share (the “common stock”), is listed on the New York Stock Exchange and its trading symbol is “DVN.” Each prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange.

Investing in these securities involves risks. We recommend that you carefully read the risks we describe in any accompanying prospectus supplement and the risk factors that are incorporated by reference into this prospectus from our filings made with the Securities and Exchange Commission. See “Risk Factors” on page 3 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus is March 3, 2023.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the securities we may offer. Each time we sell offered securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the documents incorporated by reference into this prospectus as described below under the heading “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized anyone to provide you with different information. We are not making offers to sell the securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. The information in this prospectus is accurate as of the date on the front cover. You should not assume that the information contained in this prospectus is accurate as of any other date.

Unless the context otherwise indicates, the terms “Devon,” “we,” “us” and “our” in this prospectus mean Devon Energy Corporation, a Delaware corporation, and its consolidated subsidiaries. However, in the “Description of Capital Stock,” “Description of Depositary Shares,” “Description of Warrants,” “Description of Debt Securities” and “Description of Stock Purchase Contracts and Stock Purchase Units” of this prospectus, references to “Devon,” “we,” “us” and “our” are to Devon Energy Corporation only and not its subsidiaries.

DEVON ENERGY CORPORATION

A Delaware corporation formed in 1971 and publicly held since 1988, Devon is an independent energy company engaged primarily in the exploration, development and production of oil, natural gas and natural gas liquids. Our operations are concentrated in various onshore areas in the U.S.

On January 7, 2021, Devon and WPX Energy, Inc. (“WPX”) completed an all-stock merger of equals. WPX was an oil and gas exploration and production company with assets in the Delaware Basin in Texas and New Mexico and the Williston Basin in North Dakota. This merger enhanced the scale of our operations, built a leading position in the Delaware Basin and accelerated our cash-return business model that prioritizes free cash flow generation and the return of capital to shareholders. In accordance with the Agreement and Plan of Merger, dated September 26, 2020, by and among Devon, East Merger Sub, Inc. and WPX, WPX shareholders received a fixed exchange of .5165 shares of our common stock for each share of WPX common stock owned. The combined company continues to operate under the name Devon. Our principal and administrative offices are located at 333 West Sheridan Avenue, Oklahoma City, Oklahoma 73102-5015. Our telephone number at that location is (405) 235-3611.

SPECIAL NOTE ON FORWARD-LOOKING STATEMENTS

This prospectus and the documents we incorporate by reference contain certain statements that constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such statements include those concerning strategic plans, our expectations and objectives for future operations, as well as other future events or conditions, and are often identified by use of the words and phrases “expects,” “believes,” “will,” “would,” “could,” “continue,” “may,” “aims,” “likely to be,” “intends,” “forecasts,” “projections,” “estimates,” “plans,” “expectations,” “targets,” “opportunities,” “potential,” “anticipates,” “outlook” and other similar terminology. All statements, other than statements of historical facts, included in this prospectus or the documents that we incorporate by reference that address activities, events or developments that Devon expects, believes or anticipates will or may occur in the future, including statements regarding our financial position, business strategy, production and reserve growth and other plans and objectives for future operations, are forward-looking statements. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond our control. Consequently, actual future results could differ materially from our expectations due to a number of factors, including, but not limited to:

•	the volatility of oil, gas and natural gas liquids (“NGL”) prices;

•	uncertainties inherent in estimating oil, gas and NGL reserves;

•	the extent to which we are successful in acquiring and discovering additional reserves;

•	the uncertainties, costs and risks involved in our operations;

•	risks related to our hedging activities;

•	our limited control over third parties who operate some of our oil and gas properties;

•	midstream capacity constraints and potential interruptions in production, including from limits to the build out of midstream infrastructure;

•	competition for assets, materials, people and capital;

•	regulatory restrictions, compliance costs and other risks relating to governmental regulation, including with respect to federal lands, environmental matters and seismicity;

•	risks related to regulatory, social and market efforts to address climate change;

•	governmental interventions in energy markets;

•	risks relating to the COVID-19 pandemic or other future pandemics;

•	counterparty credit risks;

•	risks relating to our indebtedness;

•	cyberattack risks;

•	the extent to which insurance covers any losses we may experience;

•	risks related to stockholder activism;

•	our ability to successfully complete mergers, acquisitions and divestitures;

•	our ability to pay dividends and make share repurchases; and

•

any of the other risks and uncertainties discussed in this prospectus, any prospectus supplement, the documents that we incorporate by reference and our Annual Report on Form 10-K and other filings with the SEC.

All subsequent written and oral forward-looking statements attributable to Devon, or persons acting on its behalf, are expressly qualified in their entirety by the cautionary statements above. We assume no duty to update or revise our forward-looking statements based on new information, future events or otherwise.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before making an investment decision and acquiring any offered securities pursuant to this prospectus, you should carefully consider the information contained or incorporated by reference in this prospectus and in any accompanying prospectus supplement, including, without limitation, the risks described in our most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2022, as may be amended or supplemented by our Quarterly Reports on Form 10-Q, which are incorporated herein by reference, the risk factors described under the caption “Risk Factors” in any applicable prospectus supplement and any risk factors set forth in our other filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act. The occurrence of any of these risks might cause you to lose all or a part of your investment in the offered securities. See “Where You Can Find More Information.”

USE OF PROCEEDS

Unless otherwise indicated in an accompanying prospectus supplement, we expect to use the net proceeds from the sale of the securities offered by this prospectus for general corporate purposes, which may include but are not limited to, among other things:

•	reduction or refinancing of outstanding indebtedness or other corporate obligations;

•	working capital;

•	capital expenditures; and

•	acquisitions.

The precise amount and timing of the application of such proceeds will depend upon our funding requirements and the availability and cost of other funds. Pending any specific application, we may initially invest funds in short-term marketable securities or money-market investments, as well as apply them to the reduction of short-term indebtedness.

DESCRIPTION OF CAPITAL STOCK

General

Devon’s authorized capital stock consists of:

•	1.0 billion shares of common stock, par value $0.10 per share; and

•	4.5 million shares of preferred stock, par value $1.00 per share.

As of February 1, 2023, there were 653,984,535 shares of common stock outstanding and no shares of preferred stock outstanding.

Common Stock

Holders of common stock will be entitled to receive dividends out of legally available funds when and if declared by our board of directors. Subject to the rights of the holders of any outstanding shares of preferred stock, holders of shares of common stock will be entitled to cast one vote for each share held of record on all matters submitted to a vote of stockholders. They will not be entitled to cumulative voting rights for the election of directors. The shares of common stock have no preemptive, conversion or other rights to subscribe for or purchase any of our securities. Upon our liquidation or dissolution, the holders of shares of common stock are entitled to share ratably in any of our assets that remain after payment or provision for payment to creditors and holders of preferred stock.

Preferred Stock

The preferred stock may be issued in one or more series. Our board of directors may establish attributes of any series, including the designation and number of shares in the series, dividend rates (cumulative or noncumulative), voting rights, redemptions, conversion or preference rights and any other rights and qualifications, preferences and limitations or restrictions on shares of a series. The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of Devon without any vote or action by the stockholders and may adversely affect the voting and other rights of the holders of shares of common stock. The specific terms of a particular series of preferred stock will be described in a certificate of designation relating to that series.

This summary of the undesignated preferred stock discusses terms and conditions that we expect may apply to any series of the preferred stock that may be offered under this prospectus. The applicable prospectus supplement will describe the particular terms of each series of preferred stock actually offered. If indicated in the prospectus supplement, the terms of any series may differ from the terms described below.

We expect the prospectus supplement for any preferred stock that we actually offer pursuant to this prospectus to include some or all of the following terms:

•	the designation of the series of preferred stock;

•	the number of shares of preferred stock offered, the liquidation preference per share and the offering price of the preferred stock;

•

the dividend rate or rates of the shares, the method or methods of calculating the dividend rate or rates, the dates on which dividends, if declared, will be payable, and whether or not the dividends are to be cumulative and, if cumulative, the circumstances in which dividends shall be cumulative;

•	the amounts payable on shares of the preferred stock in the event of our voluntary or involuntary liquidation, dissolution or winding up;

•	the redemption rights and price or prices, if any, for the shares of preferred stock;

•	the terms, and the amount, of any sinking fund or analogous fund providing for the purchase or redemption of the shares of preferred stock;

•	any restrictions on our ability to make payments on any of our capital stock if dividend or other payments are not made on the preferred stock;

•	any voting rights granted to the holders of the shares of preferred stock in addition to those required by Delaware law or our restated certificate of incorporation;

•

whether the shares of preferred stock will be convertible into shares of our common stock or any other class of our capital stock, and, if convertible, the conversion price or prices, and any adjustment or other terms and conditions upon which the conversion shall be made;

•	any other rights, preferences, restrictions, limitations or conditions relative to the shares of preferred stock permitted by Delaware law or our restated certificate of incorporation;

•	any listing of the preferred stock on any securities exchange; and

•	the federal income tax considerations applicable to the preferred stock.

Subject to our restated certificate of incorporation and to any limitations imposed by any then outstanding preferred stock, we may issue additional series of preferred stock, at any time or from time to time, with such powers, preferences, rights and qualifications, limitations or restrictions as our board of directors determines, and without further action of the stockholders, including holders of our then outstanding preferred stock, if any.

Certain Anti-Takeover Matters

Our restated certificate of incorporation and our amended and restated bylaws contain provisions that may make it more difficult for a potential acquirer to acquire us by means of a transaction that is not negotiated with our board of directors. These provisions and certain provisions of the General Corporation Law of the State of Delaware, or the “DGCL,” could delay or prevent a merger or acquisition that our stockholders consider favorable. These provisions may also discourage acquisition proposals or have the effect of delaying or preventing a change in control, which could harm our stock price. Following is a description of the anti-takeover effects of certain provisions of our restated certificate of incorporation and our amended and restated bylaws.

No cumulative voting. The DGCL provides that stockholders of a Delaware corporation are not entitled to the right to cumulate votes in the election of directors unless its certificate of incorporation provides otherwise. Our restated certificate of incorporation provides that cumulative voting is not permitted.

Calling of special meetings of stockholders. Our amended and restated bylaws provide that special meetings of our stockholders may be called only by or at the direction of our board of directors, the chairman of our board of directors, our president or by our secretary upon an appropriately made written request of one or more record holders owning, and having held continuously for a period of at least one year prior to the date such request is delivered, an aggregate of not less than 25% of the voting power of all outstanding shares of our capital stock.

Advance notice requirements for stockholder proposals and director nominations. Our amended and restated bylaws provide that stockholders seeking to nominate candidates for election as directors or to bring business before an annual meeting of stockholders or a stockholder requested special meeting of stockholders must provide timely notice of their proposal in writing to our corporate secretary.

Generally, to be timely, a stockholder’s notice regarding an annual meeting of stockholders must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the previous year’s annual meeting. Our amended and restated bylaws also specify requirements as to the form and content of a stockholder’s notice. These provisions may impede stockholders’ ability to bring matters before an annual meeting of stockholders, a stockholder requested special meeting of stockholders or make nominations for directors.

No action by stockholder consent. Our restated certificate of incorporation provides that any action required or permitted to be taken by the stockholders of Devon must be effected at a duly called annual or special meeting of Devon’s stockholders, and specifically denies to the stockholders the ability to consent in writing to the taking of any action.

Limitations on liability and indemnification of officers and directors. The DGCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties. Our restated certificate of incorporation provides that directors shall not be liable to the corporation or our stockholders for monetary damages for breach of fiduciary duty, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or may hereafter be amended.

Our restated certificate of incorporation and amended and restated bylaws require us to indemnify our directors, officers, employees and agents in certain circumstances and also authorize us to carry directors’ and officers’ insurance for the benefit of our directors, officers, employees and agents. We believe that these indemnification provisions and insurance are useful to attract and retain qualified directors and officers.

The limitation of liability and indemnification provisions in our restated certificate of incorporation and amended and restated bylaws may discourage our stockholders from bringing lawsuits against directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. In addition, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

Board authority to amend bylaws. Under our restated certificate of incorporation and our amended and restated bylaws, our board of directors has the authority to adopt, amend or repeal our bylaws without the approval of our stockholders. However, our stockholders also have the right, with the affirmative vote of the holders of at least a majority of the combined voting power of the then-outstanding shares of voting stock and without the approval of our board of directors, to adopt, amend or repeal our bylaws.

General Corporation Law of the State of Delaware. Devon is a Delaware corporation that is subject to Section 203 of the DGCL. Section 203 provides that, subject to certain exceptions specified therein, a Delaware corporation shall not engage in certain “business combinations” with any “interested stockholder” for a three-year period following the time that the stockholder became an interested stockholder unless:

•	prior to such time, the board of directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•

upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the corporation’s voting stock outstanding at the time the transaction commenced, excluding certain shares; or

•

at or subsequent to that time, the business combination is approved by the board of directors of the corporation and by the affirmative vote of holders of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Generally, a “business combination” includes a merger, asset or stock sale or other transaction that results in a financial benefit to the interested stockholder. Subject to certain exceptions, an “interested stockholder” is a person who, together with that person’s affiliates and associates, owns, or within the previous three years did own, 15% or more of our voting stock.

Under certain circumstances, Section 203 could make it more difficult for a person who would be an “interested stockholder” to effect a “business combination” with Devon. Section 203 of the DGCL may encourage any person interested in acquiring Devon to negotiate in advance with our board of directors because the stockholder approval requirement would be avoided if our board of directors approves either the business combination or the transaction that results in such person becoming an interested stockholder. Section 203 of the DGCL also may make it more difficult to effect transactions involving our Company that our stockholders may otherwise deem to be in their best interests.

Listing

Our common stock is listed and traded on the New York Stock Exchange under the symbol “DVN.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A. Its address is c/o Computershare Investor Services, P.O. Box 43078, Providence, RI 02940-3078 and its telephone number is (877) 860-5820.

DESCRIPTION OF DEPOSITARY SHARES

General

We may choose to offer fractional shares or some multiple of shares of our preferred stock, rather than whole individual shares. If we decide to do so, we will issue the preferred stock in the form of depositary shares. Each depositary share would represent a fraction or multiple of a share of the preferred stock and would be evidenced by a depositary receipt.

Deposit Agreement

We will deposit the shares of preferred stock to be represented by depositary shares under a deposit agreement. The parties to the deposit agreement will be:

•	Devon;

•	a bank or other financial institution selected by us and named in the applicable prospectus supplement, as preferred stock depositary; and

•	the holders from time to time of depositary receipts issued under that depositary agreement.

Each holder of a depositary share will be entitled to all the rights and preferences of the underlying preferred stock, including, where applicable, dividend, voting, redemption, conversion and liquidation rights, in proportion to the applicable fraction or multiple of a share of preferred stock represented by the depositary share. The depositary shares will be evidenced by depositary receipts issued under the deposit agreement. The depositary receipts will be distributed to those persons purchasing the fractional or multiple shares of preferred stock. A depositary receipt may evidence any number of whole depositary shares.

We will file the deposit agreement, including the form of depositary receipt, with the SEC, either as an exhibit to an amendment to the registration statement of which this prospectus forms a part or as an exhibit to a current report on Form 8-K. See “Where You Can Find More Information” below for information on how to obtain a copy of the form of deposit agreement.

Dividends and Other Distributions

The preferred stock depositary will distribute any cash dividends or other cash distributions received in respect of the deposited preferred stock to the record holders of depositary shares relating to the underlying preferred stock in proportion to the number of depositary shares owned by the holders. The preferred stock depositary will distribute any property received by it other than cash to the record holders of depositary shares entitled to those distributions, unless it determines that the distribution cannot be made proportionally among those holders or that it is not feasible to make a distribution. In that event, the preferred stock depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the holders of the depositary shares in proportion to the number of depositary shares they own.

The amounts distributed to holders of depositary shares will be reduced by any amounts required to be withheld by the preferred stock depositary or by us on account of taxes or other governmental charges.

Withdrawal of Preferred Stock

Any holder of depositary shares may receive the number of whole shares of the related series of preferred stock and any money or other property represented by those depositary receipts after surrendering the depositary receipts at the corporate trust office of the preferred stock depositary, paying any taxes, charges and fees provided for in the deposit agreement and complying with any other requirement of the deposit agreement. Holders of depositary shares making these withdrawals will be entitled to receive whole shares of preferred stock, but holders of whole shares of preferred stock will not be entitled to deposit that preferred stock under the deposit agreement or to receive depositary receipts for that preferred stock after withdrawal. If the depositary shares surrendered by the holder in connection with withdrawal exceed the number of depositary shares that represent the number of whole shares of preferred stock to be withdrawn, the preferred stock depositary will deliver to that holder at the same time a new depositary receipt evidencing the excess number of depositary shares.

Voting Deposited Preferred Stock

When the preferred stock depositary receives notice of any meeting at which the holders of any series of deposited preferred stock are entitled to vote, the preferred stock depositary will mail the information contained in the notice to the record holders of the depositary shares relating to the applicable series of preferred stock. Each record holder of the depositary shares on the record date, which will be the same date as the record date for the preferred stock, may instruct the preferred stock depositary to vote the amount of the preferred stock represented by the holder’s depositary shares. To the extent possible, the preferred stock depositary will vote the amount of the series of preferred stock represented by depositary shares in accordance with the instructions it receives. We will agree to take all reasonable actions that the preferred stock depositary determines are necessary to enable the preferred stock depositary to vote as instructed. If the preferred stock depositary does not receive specific instructions from the holders of any depositary shares representing a series of preferred stock, it will vote all shares of that series held by it proportionately with instructions received.

Conversion of Preferred Stock

If the prospectus supplement relating to the depositary shares says that the deposited preferred stock is convertible into or exercisable or exchangeable for common stock, preferred stock of another series or other securities of Devon, the following will apply. The depositary shares, as such, will not be convertible into or exercisable or exchangeable for any securities of Devon. Rather, any holder of the depositary shares may surrender the related depositary receipts to the preferred stock depositary with written instructions to instruct us to cause conversion, exercise or exchange of the preferred stock represented by the depositary shares into or for whole shares of common stock, shares of another series of preferred stock or other securities of Devon. Upon receipt of those instructions and any amounts payable by the holder in connection with the conversion, exercise or exchange, we will cause the conversion, exercise or exchange using the same procedures as those provided for conversion, exercise or exchange of the deposited preferred stock. If only some of the depositary shares are to be converted, exercised or exchanged, a new depositary receipt or receipts will be issued for any depositary shares not to be converted, exercised or exchanged.

Amendment of the Deposit Agreement

We may amend the form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement at any time and from time to time by agreement with the preferred stock depositary. However, any amendment that imposes additional charges or materially and adversely alters any substantial existing right of the holders of depositary shares will not be effective unless the holders of at least a majority of the affected depositary shares then outstanding approve the amendment. We will make no amendment that impairs the right of any holder of depositary shares, as described above under “—Withdrawal of Preferred Stock”, to receive shares of the related series of preferred stock and any money or other property represented by those depositary shares, except in order to comply with mandatory provisions of applicable law. Holders who retain or acquire their depositary receipts after an amendment becomes effective will be deemed to have agreed to the amendment and will be bound by the amended deposit agreement.

Charges of Preferred Stock Depositary; Taxes and Other Governmental Charges

We will pay the fees, charges and expenses of the preferred stock depositary provided in the deposit agreement to be payable by us. Holders of depositary receipts will pay any taxes and governmental charges and any charges provided in the deposit agreement to be payable by them, including a fee for the withdrawal of shares of preferred stock upon surrender of depositary receipts. If the preferred stock depositary incurs fees, charges or expenses for which it is not otherwise liable at the election of a holder of a depositary receipt or other person, that holder or other person will be liable for those fees, charges and expenses.

Resignation and Removal of Depositary

The preferred stock depositary may resign at any time by giving us notice, and we may remove or replace the preferred stock depositary at any time.

Reports to Holders

We will deliver all required reports and communications to holders of the preferred stock to the preferred stock depositary. It will forward those reports and communications to the holders of depositary shares.

Limitation on Liability of the Preferred Stock Depositary

The preferred stock depositary will not be liable if it is prevented or delayed by law or any circumstances beyond its control in performing its obligations under the deposit agreement. The obligations of the preferred stock depositary under the deposit agreement will be limited to performance in good faith of its duties under the agreement, and it will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares, depositary receipts or shares of preferred stock unless satisfactory and reasonable protection from expenses and liability is furnished. This is called an indemnity. The preferred stock depositary may rely upon written advice of counsel or accountants, upon information provided by holders of depositary receipts or other persons believed to be competent and upon documents believed to be genuine.

DESCRIPTION OF WARRANTS

The following description of the warrants sets forth certain general terms and provisions of the warrants to which this prospectus and any prospectus supplement may relate. The particular terms of any warrants and the extent to which the general provisions may apply to such warrants will be described in a prospectus supplement relating to such warrants.

We may issue warrants to purchase debt or equity securities. Each warrant will entitle the holder of warrants to purchase for cash or other consideration the amount of debt or equity securities at the exercise price stated or determinable in the prospectus supplement for the warrants. We may issue warrants independently or together with any offered securities. The warrants may be attached to or separate from those offered securities. We will issue the warrants under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all as described in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

The prospectus supplement relating to any warrants that we may offer will contain the specific terms of the warrants. These terms may include the following:

•	the title of the warrants;

•	the price or prices at which the warrants will be issued and the currency or composite currency you may use to purchase the warrants;

•	the designation, amount and terms of the securities for which the warrants are exercisable;

•	the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each other security;

•

if applicable, the principal amount of debt securities you may purchase upon exercise of each debt warrant and the price and currency or composite currency or other consideration (which may include debt securities) you may use to purchase such principal amount of debt securities upon such exercise;

•	the aggregate number of warrants;

•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

•	the price or prices at which the securities purchasable upon exercise of the warrants may be purchased;

•	the date on and after which the warrants and the securities purchasable upon exercise of the warrants will be separately transferable, if applicable;

•	a discussion of any material U.S. federal income tax considerations applicable to the exercise of the warrants;

•	the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

•	the maximum or minimum number of warrants that may be exercised at any time;

•	the terms of any mandatory or option redemption by us;

•	the identity of the warrant agent;

•	information with respect to book-entry procedures, if any; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

DESCRIPTION OF DEBT SECURITIES

The following description of the debt securities sets forth certain general terms and provisions of the debt securities to which this prospectus and any prospectus supplement may relate. The particular terms of any series of debt securities and the extent to which the general provisions may apply to a particular series of debt securities will be described in a prospectus supplement relating to that series.

Any debt securities offered by this prospectus will be issued under one or more indentures between Devon and a trustee. We have summarized selected provisions of the indentures below. Devon senior debt securities are to be issued under an indenture between Devon and UMB Bank, National Association, as trustee (the “Devon senior indenture”), which is incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part. Devon subordinated debt securities are to be issued under an indenture (the “Devon subordinated indenture”), which is incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part. The Devon senior indenture and the Devon subordinated indenture are sometimes referred to herein, collectively, as the “indentures” and each, individually, as an “indenture.” You should read the indentures for provisions that may be important to you.

Because we have included only a summary of the indenture terms, you must read the indentures in full to understand every detail of the terms of the debt securities.

The indentures will not limit the amount of debt securities we may issue under them, and will provide that additional debt securities of any series may be issued up to the aggregate principal amount that we authorize from time to time.

Unless otherwise indicated in the applicable prospectus supplement, we will issue the debt securities in denominations of $2,000 and in integral multiples of $1,000 in excess thereof.

Principal and any premium and interest in respect of the debt securities will be payable, and the debt securities will be transferable, at the corporate trust office of the trustee, unless we specify otherwise in the applicable prospectus supplement. At our option, however, we may pay interest by mailing checks to the registered holders of the debt securities at their registered addresses.

We will describe any special U.S. federal income tax and other considerations relating to the debt securities in the applicable prospectus supplement.

General

The prospectus supplement relating to the particular series of debt securities being offered will specify the amounts, prices and terms of those debt securities. These terms may include:

•	the designation, aggregate principal amount and authorized denominations of the debt securities;

•	the date or dates on which the debt securities will mature;

•	the percentage of the principal amount at which the debt securities will be issued;

•	the date on which the principal of the debt securities will be payable;

•	the terms of the subordination of any series of Devon subordinated debt securities;

•	whether the debt securities will be issued as registered securities, bearer securities or a combination of the two;

•	whether the debt securities will be issued in the form of one or more global securities and whether such global securities will be issued in a temporary global form or permanent global form;

•

the currency or currencies or currency unit or units of two or more currencies in which debt securities are denominated, for which they may be purchased, and in which principal and any premium and interest is payable;

•

whether the currency or currencies or currency unit or units for which debt securities may be purchased or in which principal and any premium interest may be paid is at our election or at the election of a purchaser, the manner in which an election may be made and its terms;

•

the annual rate or rates, which may be fixed or variable, or the method of determining the rate or rates at which the debt securities will bear any interest, whether by remarketing, auction, formula or otherwise;

•	the date or dates from which any interest will accrue and the date or dates on which such interest will be payable;

•

a description of any provisions providing for redemption, exchange or conversion of the debt securities at our option, at holder’s option or otherwise, and the terms and provisions of such a redemption, exchange or conversion;

•	information with respect to book-entry procedures relating to global debt securities;

•	any sinking fund terms;

•

whether and under what circumstances we will pay “additional amounts,” as defined in the indenture, on the debt securities to any holder; the term “interest,” as used in this prospectus, includes any additional amounts;

•	any events of default or covenants of Devon with respect to the debt securities of a certain series that are different from those described in this prospectus;

•	whether and under what circumstances any covenants in the indenture shall be subject to covenant defeasance;

•	any deletions from, or modifications or additions to, the provisions of the indenture relating to satisfaction and discharge in respect of the debt securities;

•	any index or other method used to determine the amount of payments of principal of and any premium and interest on the debt securities; and

•	any other specific terms of the debt securities.

We are not obligated to issue all debt securities of any one series at the same time. The debt securities of any one series need not bear interest at the same rate or mature on the same date.

If we sell any of the debt securities for foreign currencies or foreign currency units or if the principal of, or any premium or interest on, any series of debt securities is payable in foreign currencies or foreign currency units, we will describe the restrictions, elections, tax consequences, specific terms and other information with respect to those debt securities in the applicable prospectus supplement.

Except as may be described in the applicable prospectus supplement, the indenture will not limit our ability to incur indebtedness or afford holders of debt securities protection in the event of a decline in our credit quality or if we are involved in a takeover, recapitalization or highly leveraged or similar transaction. The prospectus supplement relating to the particular series of debt securities, to the extent not otherwise described in this prospectus, will include any information with respect to any deletions from, modifications of or additions to the covenants or events of default described below and contained in the indenture, including any addition of a covenant or other provision providing event risk or similar protection.

Unless otherwise indicated in the applicable prospectus supplement, Devon’s obligation to pay the principal of, and any premium and interest on, its senior debt securities will be unsecured and will rank equally with all of Devon’s other unsecured unsubordinated indebtedness.

Interest Rates and Discounts

The debt securities will earn interest at a fixed or floating rate or rates for the period or periods of time specified in the applicable prospectus supplement. Unless otherwise specified in the applicable prospectus supplement, the debt securities will bear interest on the basis of a 360-day year consisting of twelve 30-day months.

We may sell debt securities at a substantial discount below their stated principal amount, bearing no interest or interest at a rate that at the time of issuance is below market rates. We will describe the federal income tax consequences and special considerations that apply to those debt securities in the applicable prospectus supplement.

Exchange, Registration and Transfer

Unless otherwise specified, debt securities of any series will be exchangeable for other debt securities of the same series and of like aggregate principal amount and tenor in different authorized denominations.

You may present debt securities for registration of transfer, together with a duly executed form of transfer, at the office of the security registrar or at the office of any transfer agent designated by us for that purpose with respect to any series of debt securities and referred to in the applicable prospectus supplement. This may be done without service charge but upon payment of any taxes and other governmental charges as described in the indenture. The security registrar or the transfer agent will effect the transfer or exchange upon being satisfied with the documents of title and identity of the person making the request. We may at any time designate additional transfer agents with respect to any series of debt securities.

In the event of any redemption, we will not be required to:

•

execute, register the transfer of or exchange debt securities of any series during a period beginning at the opening of business 15 days before any selection of debt securities of that series to be redeemed and ending at the close of business on the day of mailing of the relevant notice of redemption; or

•	execute, register the transfer of or exchange any debt security, or portion thereof, called for redemption, except the unredeemed portion of any debt security being redeemed in part.

Payment and Paying Agents

Unless we specify otherwise in the applicable prospectus supplement, we will pay the principal of, and any premium and interest on, debt securities at the office of the paying agent or paying agents that we designate at various times. However, at our option, we may make interest payments by check mailed to the address, as it appears in the security register, of the person entitled to the payments. Unless we specify otherwise in the applicable prospectus supplement, the Corporate Trust Office of the trustee in Kansas City, Missouri, will be designated as our sole paying agent for payments with respect to debt securities that are issuable solely as registered securities.

All monies we pay to a paying agent for the payment of principal of, and any premium and interest on, any debt security or coupon that remains unclaimed at the end of two years after becoming due and payable will be repaid to us. After that time, the holder of the debt security or coupon will look only to us for payments out of those repaid amounts.

Global Securities

The debt securities of a series may be issued in whole or in part in the form of one or more global certificates that we will deposit with a depository identified in the applicable prospectus supplement, or a custodian for such depository. Global securities may be issued in either registered or bearer form and in either temporary or permanent form. Unless and until it is exchanged in whole or in part for the individual debt securities it represents, a global security may not be transferred except as a whole:

•	by the applicable depositary to a nominee of the depositary;

•	by any nominee to the depositary itself or another nominee; or

•	by the depositary or any nominee to a successor depositary or any nominee of the successor.

We will describe the specific terms of the depositary arrangement with respect to a series of debt securities in the applicable prospectus supplement. We anticipate that the following provisions will generally apply to depositary arrangements.

When we issue a global security in registered form, the depositary for the global security or its nominee will credit, on its book-entry registration and transfer system, the respective principal amounts of the individual debt securities represented by that global security to the accounts of participants that have accounts with the depositary. Those accounts will be designated by the dealers, underwriters or agents with respect to the underlying debt securities or by us if those debt securities are offered and sold directly by us. Ownership of beneficial interests in a global security will be limited to participants or persons that may hold interests through participants. For interests of participants, ownership of beneficial interests in the global security will be shown on records maintained by the applicable depositary or its nominee. For interests of persons other than participants, that ownership information will be shown on the records of participants. Transfer of that ownership will be effected only through those records.

The laws of some states require that certain purchasers of securities take physical delivery of securities in definitive form. These limits and laws may impair your ability to transfer beneficial interests in a global security.

As long as the depositary for a global security, or its nominee, is the registered owner of that global security, the depositary or nominee will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the applicable indenture. Except as provided below, owners of beneficial interests in a global security:

•	will not be entitled to have any of the underlying debt securities registered in their names;

•	will not receive or be entitled to receive physical delivery of any of the underlying debt securities in definitive form; and

•	will not be considered the owners or holders under the indenture relating to those debt securities.

We will make payments of principal of, and any premium and interest on, individual debt securities represented by a global security registered in the name of a depositary or its nominee to the depositary or its nominee as the registered owner of the global security representing such debt securities. Neither we, the trustee, any paying agent nor the registrar for the debt securities will be responsible for any aspect of the records relating to or payments made by the depositary or any participants on account of beneficial interests of the global security.

We expect that the depositary or its nominee, upon receipt of any payment of principal, premium or interest relating to a permanent global security representing any series of debt securities, immediately will credit participants’ accounts with the payments. Those payments will be credited in amounts proportional to the respective beneficial interests of the participants in the principal amount of the global security as shown on the records of the depositary or its nominee. We also expect that payments by participants to owners of beneficial interests in the global security held through those participants will be governed by standing instructions and customary practices. This is now the case with securities held for the accounts of customers in bearer form or registered in “street name.” Those payments will be the sole responsibility of those participants.

If the depositary for a series of debt securities is at any time unwilling, unable or ineligible to continue as depositary and we do not appoint a successor depositary within 90 days, we will issue individual debt securities of that series in exchange for the global security or securities representing that series. In addition, we may at any time in our sole discretion determine not to have any debt securities of a series represented by one or more global securities. In that event, we will issue individual debt securities of that series in exchange for the global security or securities. Further, if we specify, an owner of a beneficial interest in a global security may, on terms acceptable to us, the trustee and the applicable depositary, receive individual debt securities of that series in exchange for those beneficial interests. The foregoing is subject to any limitations described in the applicable prospectus supplement. In that instance, the owner of the beneficial interest will be entitled to physical delivery of individual debt securities equal in principal amount to the beneficial interest and to have the debt securities registered in its name. Those individual debt securities will be issued in denominations, unless we specify otherwise, of $2,000 and in integral multiples of $1,000 in excess thereof.

For a description of the depositary arrangements for global securities held by The Depository Trust Company, also known as DTC, see “Book-Entry Securities.”

Events of Default

Unless otherwise specified in the applicable prospectus supplement, any one of the following events will constitute an “event of default” under the indentures with respect to the debt securities of any series issued under the indentures:

•	if we fail to pay any interest on any debt security of that series when due, and the failure continues for 30 days;

•	if we fail to pay principal of, or any premium on, the debt securities of that series when due and payable, either at maturity or otherwise;

•

if we fail to perform or we breach any of our other covenants or warranties in the applicable indentures or in the debt securities of that series, other than a covenant or warranty included in the applicable indenture solely for the benefit of a series of securities other than the debt securities of that series, and that breach or failure continues for 60 days (subject to extension under certain circumstances for another 120 days) after written notice as provided in the applicable indenture;

•	certain events of bankruptcy, insolvency or reorganization involving us or certain of our subsidiaries; and

•	any other event of default provided with respect to the debt securities of that series.

If an event of default occurs because we fail to pay the principal of, or premium or interest on, the debt securities of any series or we fail to perform or breach any of the other covenants or warranties applicable to the debt securities of that series but not applicable to all outstanding debt securities, and such event of default is continuing, either the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of that series may declare the principal amount of, and any premium and interest on, the debt securities of that series to be due and payable immediately. If an event of default occurs due to default in the performance of any other of the covenants and warranties applicable to all outstanding debt securities or pertaining to certain events of bankruptcy, insolvency or reorganization, and the event of default is continuing, either the trustee or the holders of not less than 25% in principal amount of all debt securities then outstanding (considered as one class), may declare the principal amount of, and any premium and interest on, all debt securities to be due and payable immediately. There is no automatic acceleration, even in the event of our bankruptcy, insolvency or reorganization. At any time after a declaration of acceleration has been made, but before a judgment or decree for payment of money has been obtained by the trustee, we may cause such declaration of acceleration to be rescinded and annulled with respect to the debt securities of any series if we deposit with the trustee an amount sufficient to pay all overdue interest on the debt securities of that series, the principal of and premium, if any, on the debt securities of that series that have become due and payable otherwise than by such declaration of acceleration and all amounts due to the trustee and if all other events of default with respect to the debt securities of that series have been cured or waived.

Within 90 days after the occurrence of any event of default under the indentures with respect to the debt securities of any series issued under that indenture, the trustee must transmit notice of the event of default to the holders of the debt securities of that series unless the event of default has been cured or waived. The trustee may withhold the notice, however, except in the case of a payment default, if and so long as the board of directors, the executive committee or a trust committee of directors or responsible officers of the trustee has in good faith determined that the withholding of the notice is in the interest of the holders of debt securities of that series.

If an event of default occurs and is continuing with respect to the debt securities of any series, the trustee may in its discretion proceed to protect and enforce its rights and the rights of the holders of debt securities of that series by all appropriate judicial proceedings.

Subject to the duty of the trustee during any default to act with the required standard of care, the trustee is under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders of debt securities issued under that indenture, unless the holders offer the trustee reasonable indemnity. Subject to indemnifying the trustee, and subject to applicable law and certain other provisions of the indenture, the holders of a majority in aggregate principal amount of the outstanding debt securities of a series issued under that indenture may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series.

Defeasance

Unless the applicable prospectus supplement provides otherwise, any debt securities, or portion of the principal amount of the debt securities, will be deemed to have been paid for purposes of the applicable indentures, and, at our election, our entire indebtedness with respect to the debt securities, or portion thereof, will be deemed to have been satisfied and discharged, if we have irrevocably deposited with the trustee or any paying agent other than us, in trust, money, certain eligible obligations, as defined in the applicable indentures, or a combination of the two, sufficient to pay principal of and any premium and interest due and to become due on the debt securities or portions thereof.

The applicable prospectus supplement will describe, if applicable, our ability to be released from any of our covenant obligations under the indentures.

Modification and Waiver

The trustee under a particular indenture and Devon may, without the consent of holders, modify or waive provisions of that indenture for certain purposes, including, among other things, curing ambiguities and maintaining the qualification of the applicable indenture under the Trust Indenture Act of 1939, as amended. The trustee under a particular indenture and Devon may modify or waive certain provisions of that indenture with the consent of the holders of not less than a majority in aggregate principal amount of the debt securities of each series issued under that indenture affected by the modification or waiver. However, the provisions of any indenture may not be waived or modified without the consent of the holders of each debt security affected thereby if the modification or waiver would:

•	change the stated maturity of the principal of, or any installment of principal of or interest on, any debt security issued under that indenture;

•

reduce the principal amount of, or interest on, any debt security issued under the indenture, or change the method of calculating the interest on, or reduce any premium payable upon the redemption of, any such debt security;

•

change the coin or currency (or other property) in which any debt security issued under that indenture or any premium or any interest on that debt security or any additional amounts with respect to that debt security is payable;

•

impair the right to institute suit for the enforcement of any payment on or after the stated maturity of any debt securities issued under that indenture or, in the case of redemption, on or after the redemption date;

•	reduce the percentage in principal amount of the outstanding debt securities, the consent of the holders of which is required under that indenture in order to take certain actions; or

•

modify any of the provisions of Sections 12.02, 6.07 (6.06 in the case of the form of Devon subordinated indenture) and 8.13 of each indenture relating to modifying the indenture, waiving certain covenants and waiving past defaults, respectively.

The holders of at least a majority in aggregate principal amount of outstanding debt securities of any series issued under an indenture may, on behalf of the holders of all debt securities of that series, waive our compliance with certain restrictive provisions of that indenture. The holders of not less than a majority in aggregate principal amount of debt securities of any series issued under either of the indentures may, on behalf of all holders of debt securities of that series, waive any past default and its consequences under that indenture with respect to the debt securities of that series, except:

•	a payment default with respect to debt securities of that series; or

•	a default of a covenant or provision of that indenture that cannot be modified or amended without the consent of the holder of the debt securities of that series.

Consolidation, Merger and Sale of Assets

We may not consolidate with or merge into, or convey, transfer or lease our properties and assets substantially as an entirety to, any person (as defined in the applicable indenture) unless:

•	the corporation formed by the consolidation or into which we are merged, or the person which acquires by conveyance or transfer, or which leases, substantially all of our properties and assets:

•	is organized and validly existing under the laws of the United States, any domestic jurisdiction or the District of Columbia; and

•	expressly assumes our obligations on the debt securities and under the applicable indenture;

•	immediately after the transaction becomes effective, no event of default, and no event that would become an event of default, will have occurred and be continuing; and

•	we have delivered to the trustee an officer’s certificate and opinion of counsel as provided in the applicable indenture.

Covenants

Unless otherwise specified in the prospectus supplement, the following covenants will apply to the senior debt securities issued by Devon. Various capitalized terms used within this “Covenants” subsection are defined at the end of this subsection.

Liens

Neither Devon nor any of its Restricted Subsidiaries may incur, issue, assume or guarantee any Debt that is secured by a Mortgage on any Principal Property or on any shares of stock or Indebtedness of any Restricted Subsidiary of Devon, without first effectively providing that the debt securities (together with, if Devon so determines, any other indebtedness of Devon or its Restricted Subsidiaries that is not subordinate in right of payment to the prior right of payment in full of the debt securities) will be secured equally and ratably with, or prior to, the incurred, issued, assumed or guaranteed secured Debt, for so long as this secured Debt remains so secured.

This limitation on the incurrence, issuance, assumption or guarantee of any Debt secured by a Mortgage will not apply to, and there will be excluded from any secured Debt in any computation under this covenant, Debt secured by:

•	Mortgages existing at the date of the indenture;

•

Mortgages on property of, or on any shares of stock or Indebtedness of, any entity existing at the time the entity is merged into or consolidated with Devon or becomes a Restricted Subsidiary of Devon;

•	Mortgages in favor of Devon or any of its Restricted Subsidiaries;

•	Mortgages securing only Debt owed by one of our Restricted Subsidiaries to us and/or to one or more of our other Restricted Subsidiaries;

•	Mortgages on property, shares of stock or Indebtedness:

(a)	existing at the time of acquisition thereof, including acquisitions through merger, consolidation or other reorganization;

(b)	to secure the payment of all or any part of the purchase price thereof or construction thereon; or

(c)

to secure any Debt incurred prior to, at the time of, or within one year after the later of the acquisition, the completion of construction or the commencement of full operation of the property or within one year after the acquisition of the shares or Indebtedness for the purpose of financing all or any part of the purchase price thereof or construction thereon;

provided that, if a commitment for the financing is obtained prior to or within this one-year period, the applicable Mortgage will be deemed to be included in this clause whether or not the Mortgage is created within this one-year period;

•

Mortgages in favor of the United States, any state thereof, Canada, or any province thereof, or any department, agency or instrumentality or political subdivision of any of the foregoing, or in favor of any other country or any political subdivision thereof;

•

Mortgages on minerals or geothermal resources in place, or on related leasehold or other property interests, that are incurred to finance development, production or acquisition costs, including, but not limited to, Mortgages securing advance sale obligations;

•	Mortgages on equipment used or usable for drilling, servicing or operating oil, gas, coal or other mineral properties or geothermal properties;

•

Mortgages required by any contract or statute in order to permit Devon or any of its subsidiaries to perform any contract or subcontract made with or at the request of the United States, any state thereof, Canada, any province thereof, or in favor of any other country or any political subdivision thereof, or any department, agency or instrumentality of any of the foregoing;

•

any Mortgage resulting from the deposit of moneys or evidence of indebtedness in trust for the purpose of defeasing Debt of Devon or any of its Restricted Subsidiaries or secured Debt of Devon or any of its Restricted Subsidiaries the net proceeds of which are used, substantially concurrent with the funding thereof, and taking into consideration, among other things, required notices to be given to the holders of the outstanding securities in connection with the refunding, refinancing or repurchase thereof, and the required corresponding durations thereof, to refund, refinance or repurchase all of the outstanding securities, including the amount of all accrued interest thereon and reasonable fees and expenses and premiums, if any, incurred by Devon or any of its Restricted Subsidiaries in connection therewith;

•	any “Ordinary Course Mortgages” arising, and only so long as continuing, in the ordinary course of our business; and

•

any extension, renewal or replacement, or successive extensions, renewals or replacements, of any Mortgage referred to in the foregoing clauses, so long as the extension, renewal or replacement Mortgage is limited to all or a part of the same property, including any improvements on the property, shares of stock or Indebtedness that secured the Mortgage so extended, renewed or replaced.

Notwithstanding anything mentioned above, Devon and any one or more of its Restricted Subsidiaries may incur, issue, assume or guarantee Debt secured by Mortgages that would otherwise be subject to the above restrictions if the aggregate amount of the Debt secured by the Mortgages, together with the outstanding principal amount of all other secured Debt of Devon and its Restricted Subsidiaries that would otherwise be subject to the above restrictions, does not exceed 15% of Consolidated Net Tangible Assets.

The following transactions shall not be deemed to create Debt secured by a Mortgage:

•

the sale or other transfer of oil, gas, coal or other minerals in place for a period of time until, or in an amount such that, the transferee will realize therefrom a specified amount of money, however determined, or a specified amount of oil, gas, coal or other minerals, or the sale or other transfer of any other interest in property of the character commonly referred to as an oil, gas, coal or other mineral payment or a production payment, and including, in any case, overriding royalty interests, net profit interests, reversionary interests and carried interests and other similar burdens on production; and

•

the sale or other transfer by Devon or any of its Restricted Subsidiaries of properties to a partnership, joint venture or other entity whereby Devon or the Restricted Subsidiary would retain partial ownership of the properties.

Definitions

“Consolidated Net Tangible Assets” means, calculated as of the date of the financial statements for the most recently ended fiscal quarter or fiscal year, as applicable, prior to the date of determination, the aggregate amount of assets of Devon and its consolidated subsidiaries, less applicable reserves and other properly deductible items but including investments in non-consolidated entities, after deducting therefrom:

•

all current liabilities, excluding any portion thereof constituting Funded Debt by reason of being renewable or extendible at the option of the obligor beyond 12 months from the date of determination; and

•

all goodwill, trade names, trademarks, patents, unamortized debt discount and expenses and other like intangibles, all as set forth on a consolidated balance sheet of Devon and computed in accordance with accounting principles generally accepted in the United States.

“Debt” means indebtedness for money borrowed.

“Funded Debt” means all Debt of Devon or any of its subsidiaries for money borrowed, which is not by its terms subordinated in right of payment to the prior payment in full of the debt securities, having a maturity of more than 12 months from the date as of which the amount thereof is to be determined or having a maturity of fewer than 12 months but by its terms being:

•	renewable or extendible beyond 12 months from such date at the option of the obligor; or

•

issued in connection with a commitment by a bank or other financial institution to lend so that the indebtedness is treated as though it had a maturity in excess of 12 months pursuant to accounting principles generally accepted in the United States.

“Indebtedness” means Debt.

“Mortgage” means and includes any mortgage, pledge, lien, security interest, conditional sale or other title retention agreement or other similar encumbrance.

“Offshore” means the lands beneath the navigable waters of the U.S. or Canada, or the continental shelf of the U.S. or Canada.

“Ordinary Course Mortgages” means:

•

Mortgages for taxes, assessments or governmental charges or levies on the property of Devon or any Restricted Subsidiary if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings and for which adequate reserves in accordance with generally accepted accounting principles shall have been set aside on Devon’s books;

•

Mortgages imposed by law, such as carriers’, warehousemen’s, landlords’ and mechanics’ liens and other similar liens arising in the ordinary course of business which secure obligations not more than 60 days past due or which are being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with generally accepted accounting principles shall have been set aside on Devon’s books;

•	Mortgages arising out of pledges or deposits under worker’s compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation;

•

Utility easements, building restrictions and such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character and which do not in any material way affect the marketability of the same or interfere with the use thereof in the business of Devon or any Restricted Subsidiary, as the case may be;

•	Mortgages arising under operating agreements or similar agreements in respect of obligations which are not yet due or which are being contested in good faith by appropriate proceedings;

•	Mortgages reserved in oil, gas and/or mineral leases for bonus or rental payments and for compliance with the terms of such leases;

•

Mortgages pursuant to partnership agreements, oil, gas and/or mineral leases, farm-out-agreements, division orders, contracts for the sale, purchase, exchange, or processing of oil, gas and/or other hydrocarbons, unitization and pooling declarations and agreements, operating agreements, development agreements, area of mutual interest agreements, forward sale agreements, oil and gas delivery obligations, and other agreements which are customary in the oil, gas and other mineral exploration, development and production business and in the business of processing of gas and gas condensate production of the extraction of products therefrom;

•	Mortgages on personal property (excluding the capital stock or indebtedness of any Restricted Subsidiary) securing indebtedness maturing not more than one year from the date of its creation; and

•	Mortgages relating to a judgment or other court-ordered award or settlement as to which Devon has not exhausted its appellate rights.

“Principal Property” means any oil, gas or mineral producing property, or any refining, processing, smelting or manufacturing facility located in the U.S., Canada or Offshore, other than:

•	property employed in transportation, distribution or marketing;

•	information and electronic data processing equipment; or

•	any property that, in the opinion of the Board of Directors of Devon, is not materially important to the total business conducted by Devon and its subsidiaries as an entirety.

“Restricted Subsidiary” means Devon Financing Company, L.L.C. and any other subsidiary of Devon:

•	a substantial portion of the property of which is located, or a substantial portion of the business of which is carried on, within the U.S., Canada or Offshore;

•	that owns or leases under a capital lease any Principal Property; and

•	that has Stockholders’ Equity exceeding 5% of Consolidated Net Tangible Assets.

“Stockholders’ Equity” means, with respect to any corporation, partnership, joint venture, association, joint stock company, limited liability company, unlimited liability company, trust, unincorporated organization or government, or any agency or political subdivision thereof, stockholders’ equity, as computed in accordance with accounting principles generally accepted in the United States.

The Trustee

We may appoint a separate trustee for any series of debt securities. In the description of a series of debt securities, the term “trustee” refers to the trustee appointed with respect to such series of debt securities. The trustee may be a depository for funds and perform other services for, and may transact other banking business with, Devon and its subsidiaries in the normal course of business.

Subordination of Subordinated Debt Securities

Our obligations pursuant to any Devon subordinated debt securities will be unsecured and will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement. The Devon subordinated indenture does not limit the amount of senior indebtedness we may incur. It also does not limit us from issuing any other secured or unsecured debt.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

The following description of stock purchase contracts and stock purchase units sets forth certain general terms and provisions of the stock purchase contracts and stock purchase units to which this prospectus and any prospectus supplement may relate. The particular terms of any stock purchase contracts and stock purchase units and the extent to which the general provisions may apply to such stock purchase contracts and stock purchase units will be described in a prospectus supplement relating to such stock purchase contracts and stock purchase units.

We may issue stock purchase contracts, including contracts obligating holders to purchase from or sell to us, and obligating us to sell to or purchase from the holders, a specified number of shares of common stock or other securities at a future date or dates, which we refer to in this prospectus as “stock purchase contracts.” The price per share of the securities and the number of shares of the securities may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts, and may be subject to adjustment under anti-dilution formulas. The stock purchase contracts may be issued separately or as part of units consisting of a stock purchase contract and debt securities, preferred securities or debt obligations of third parties, including U.S. treasury securities, any other securities described in the applicable prospectus supplement or any combination of the foregoing, securing the holders’ obligations to purchase the securities under the stock purchase contracts, which we refer to herein as “stock purchase units.” The stock purchase contracts may require holders to secure their obligations under the stock purchase contracts in a specified manner. The stock purchase contracts also may require us to make periodic payments to the holders of the stock purchase contracts or the stock purchase units, as the case may be, or vice versa, and those payments may be unsecured or pre-funded in whole or in part.

The applicable prospectus supplement will describe the terms of the stock purchase contracts or stock purchase units. This description is not complete and the description in the prospectus supplement will not necessarily be complete, and reference is made to the stock purchase contracts, and, if applicable, collateral or depositary arrangements relating to the stock purchase contracts or stock purchase units, which will be filed with the SEC each time we issue stock purchase contracts or stock purchase units. Material United States federal income tax considerations applicable to the stock purchase units and the stock purchase contracts will also be discussed in the applicable prospectus supplement.

BOOK-ENTRY SECURITIES

Unless otherwise specified in the applicable prospectus supplement, we will issue securities, other than our common stock, to investors in the form of one or more book-entry certificates registered in the name of a depository or a nominee of a depository. Unless otherwise specified in the applicable prospectus supplement, the depository will be DTC. We have been informed by DTC that its nominee will be Cede & Co., or Cede. Accordingly, Cede is expected to be the initial registered holder of all securities that are issued in book-entry form.

No person that acquires a beneficial interest in securities issued in book-entry form will be entitled to receive a certificate representing those securities, except as set forth in this prospectus or in the applicable prospectus supplement. Unless and until definitive securities are issued under the limited circumstances described below, all references to actions by holders or beneficial owners of securities issued in book-entry form will refer to actions taken by DTC upon instructions from its participants, and all references to payments and notices to holders or beneficial owners will refer to payments and notices to DTC or Cede, as the registered holder of such securities.

DTC has informed us that it is:

•	a limited-purpose trust company organized under New York banking laws;

•	a “banking organization” within the meaning of the New York banking laws;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered under the Exchange Act.

DTC has also informed us that it was created to:

•	hold securities for “participants;” and

•

facilitate the computerized settlement of securities transactions among participants through computerized electronic book-entry changes in participants’ accounts, thereby eliminating the need for the physical movement of securities certificates.

Participants have accounts with DTC and include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to indirect participants such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

Persons that are not participants or indirect participants but desire to buy, sell or otherwise transfer ownership of or interests in securities may do so only through participants and indirect participants. Under the book-entry system, beneficial owners may experience some delay in receiving payments, as payments will be forwarded by our agent to Cede, a nominee for DTC. These payments will be forwarded to DTC’s participants, which thereafter will forward them to indirect participants or beneficial owners. Beneficial owners will not be recognized by the applicable registrar, transfer agent, trustee or depositary as registered holders of the securities entitled to the benefits of the certificate, the indenture or any deposit agreement. Beneficial owners that are not participants will be permitted to exercise their rights as an owner only indirectly through participants and, if applicable, indirect participants.

Under the current rules and regulations affecting DTC, DTC will be required to make book-entry transfers of securities among participants and to receive and transmit payments to participants. Participants and indirect participants with whom beneficial owners of securities have accounts are also required by these rules to make book-entry transfers and receive and transmit such payments on behalf of their respective account holders.

Because DTC can act only on behalf of participants, who in turn act only on behalf of other participants or indirect participants, and on behalf of certain banks, trust companies and other persons approved by it, the ability of a beneficial owner of securities issued in book-entry form to pledge those securities to persons or entities that do not participate in the DTC system may be limited due to the unavailability of physical certificates for the securities.

DTC has advised us that it will take any action permitted to be taken by a registered holder of any securities under the certificate, the indenture or any deposit agreement only at the direction of one or more participants to whose accounts with DTC the securities are credited.

According to DTC, it has provided information with respect to DTC to its participants and other members of the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

Unless otherwise specified in the applicable prospectus supplement, a book-entry security will be exchangeable for definitive securities registered in the names of persons other than DTC or its nominee only if:

•

DTC notifies us that it is unwilling or unable to continue as depository for the book-entry security or DTC ceases to be a clearing agency registered under the Exchange Act at a time when DTC is required to be so registered; or

•

we execute and deliver to the applicable registrar, transfer agent, trustee and/or depositary an order complying with the requirements of the certificate, the indenture or any deposit agreement that the book-entry security will be so exchangeable.

Any book-entry security that is exchangeable in accordance with the preceding sentence will be exchangeable for securities registered in such names as DTC directs.

If one of the events described in the immediately preceding paragraph occurs, DTC is generally required to notify all participants of the availability through DTC of definitive securities. Upon surrender by DTC of the book-entry security representing the securities and delivery of instructions for re-registration, the registrar, transfer agent, trustee or depositary, as the case may be, will reissue the securities as definitive securities. After reissuance of the securities, such persons will recognize the beneficial owners of such definitive securities as registered holders of securities.

Except as described above:

•	a book-entry security may not be transferred except as a whole book-entry security by or among DTC, a nominee of DTC and/or a successor depository appointed by us; and

•

DTC may not sell, assign or otherwise transfer any beneficial interest in a book-entry security unless the beneficial interest is in an amount equal to an authorized denomination for the securities evidenced by the book-entry security.

None of Devon, the trustees, any registrar and transfer agent or any depository, or any agent of any of them, will have any responsibility or liability for any aspect of DTC’s or any participant’s records relating to, or for payments made on account of, beneficial interests in a book-entry security.

PLAN OF DISTRIBUTION

We may sell the securities being offered hereby in and outside the United States (1) through underwriters or dealers for resale to purchasers, (2) directly to purchasers, including our affiliates and stockholders, in a rights offering or otherwise, (3) through agents or (4) through a combination of any of these methods. The prospectus supplement will include the following information:

•	the terms of the offering;

•	the names of any underwriters or agents;

•	the name or names of any managing underwriter or underwriters;

•	the purchase price or initial public offering price of the securities;

•	the net proceeds from the sale of the securities;

•	any delayed delivery arrangements;

•	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any commissions paid to agents.

In addition, we may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and any accompanying prospectus supplement. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and any accompanying prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and any accompanying prospectus supplement.

Sale Through Underwriters or Dealers

If we use underwriters in the sale of securities, we will execute an underwriting agreement with the underwriters at the time of sale and we will provide the name of any underwriter in the prospectus supplement that the underwriters will use to make resales of securities to the public. The underwriters will acquire the securities for their own account, and the underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. The obligations of the underwriters to purchase the securities will be subject to conditions unless we inform you otherwise in the prospectus supplement, and any underwritten offering may be on a best efforts or a firm commitment basis. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if the offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, the underwriters may discontinue these activities at any time.

Some or all of the securities we offer through this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we sell our securities for public offering and sale may make a market in those securities, but they will not be obliged to do so and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities that we offer.

If we use dealers in the sale of securities, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The dealers participating in any sale of the securities may be deemed to be underwriters within the meaning of the Securities Act, with respect to any sale of those securities. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.

Direct Sales and Sales Through Agents

We may sell the securities directly. In this case, no underwriters or agents would be involved. We may also sell the securities through agents we designate from time to time. In the prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable by us to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any such sales in the prospectus supplement.

We may also make direct sales through subscription rights distributed to our existing stockholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to our stockholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

Delayed Delivery or Forward Contracts

If we so indicate in the prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price set forth in the prospectus under delayed delivery or forward contracts. These contracts would provide for payment and delivery on a specified date in the future at prices determined as described in the prospectus supplement. The prospectus supplement would describe the commission payable for solicitation of those contracts.

Remarketing

We may offer and sell any of the securities, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment by their terms or otherwise by one or more remarketing firms acting as principals for their own accounts or as our agents. We will identify any remarketing firm, the terms of any remarketing agreement, if any, with us and the compensation to be paid to the remarketing firm in the prospectus supplement. Remarketing firms may be deemed underwriters under the Securities Act, in connection with the securities remarketed.

Derivative Transactions

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third parties may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third parties in these sale transactions will be underwriters and, if not identified in this prospectus, will be identified in the applicable prospectus supplement or in a post-effective amendment to the registration statement of which this prospectus forms a part. In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

General Information

We may have agreements with the agents, dealers, underwriters and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the agents, dealers, underwriters or remarketing firms may be required to make because of those liabilities. Agents, dealers, underwriters and remarketing firms or their affiliates or associates, may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses.

LEGAL MATTERS

Except as set forth in the applicable prospectus supplement, certain legal matters in connection with the securities will be passed upon for us by Vinson  & Elkins L.L.P., Houston, Texas, and for any underwriters by legal counsel named in the prospectus supplement.

EXPERTS

The consolidated financial statements of Devon and its subsidiaries as of December 31, 2022 and 2021 and for each of the years in the three-year period ended December 31, 2022, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2022, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

Certain information with respect to Devon’s oil and gas reserves derived from the report of DeGolyer and MacNaughton, independent consulting petroleum engineers, has been incorporated by reference herein upon the authority of said firm as experts with respect to matters covered by such report and in giving such report. The reserve audit conducted by DeGolyer and MacNaughton, in the aggregate represented 89% of our estimated proved quantities of reserves as of December 31, 2022. We have incorporated these estimates in reliance on the authority of such firm as experts in such matters.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and other reports, proxy statements and other information with the SEC. The SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy statements, and other information we file electronically with the SEC. Our reports, proxy statements and other information are also available through our Internet site at http://www.devonenergy.com. The information found on, or otherwise accessible through, our website is not incorporated into, and does not form a part of this prospectus or any other report or document we file with or furnish to the SEC.

We filed with the SEC a registration statement on Form S-3 with respect to the securities offered by this prospectus. This prospectus is a part of that registration statement. As allowed by SEC rules, this prospectus does not contain all the information you can find in the registration statement or the exhibits to the registration statement. Instead, the SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is an important part of this prospectus, and information we file later with the SEC will automatically update and supersede this information. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information in, or incorporated by reference in, this prospectus. Except to the extent that information therein is deemed furnished and not filed pursuant to securities laws and regulations, we incorporate by reference the documents listed below, which we have filed with the SEC under the Exchange Act:

1.	The description of our common stock set forth in our Current Report on Form 8-K, filed September 14, 2017, including any amendment or report filed for the purposes of updating such description;

2.	Our Annual Report on Form 10-K for the year ended December 31, 2022;

3.	The portions of our Definitive Proxy Statement filed April 22, 2022 that are specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2021; and

4.	Our Current Report on Form 8-K, filed January 3, 2023.

We are also incorporating by reference additional documents that we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information furnished under Items 2.02 or 7.01 in any Current Report on Form 8-K and any other information that is deemed furnished and not filed) after the date of this prospectus but before the completion of the offering or we have filed with the SEC an amendment to the registration statement relating to this offering that deregisters all securities then remaining unsold.

We will provide documents incorporated by reference in this prospectus without charge, excluding all exhibits unless we have specifically incorporated by reference an exhibit in this prospectus. You may obtain documents incorporated by reference in this prospectus (at no cost) by requesting them in writing, by e-mail or by telephone from us at the following address:

Devon Energy Corporation

333 West Sheridan Avenue

Oklahoma City, Oklahoma 73102-5015

Attention: Corporate Secretary

Telephone: (405) 235-3611

CorporateSecretary@dvn.com

Devon Energy Corporation

$1,250,000,000 5.200% Senior Notes due 2034

$1,000,000,000 5.750% Senior Notes due 2054

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers

Citigroup	BofA Securities	Truist Securities	Wells Fargo Securities

Barclays	Goldman Sachs & Co. LLC	J.P. Morgan	Morgan Stanley	RBC Capital Markets	Scotiabank	TD Securities

Senior Co-Managers

CIBC Capital Markets	PNC Capital Markets LLC	US Bancorp

Co-Managers

Loop Capital Markets	BOK Financial Securities, Inc.

August 19, 2024